Filed Pursuant to Rule 424(b)(3)
Registration No. 333-223716-01

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not being used to solicit an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS SUPPLEMENT DATED AUGUST 15, 2018

PROSPECTUS    SUPPLEMENT

(To Prospectus dated March 16, 2018)

$

South Carolina Electric & Gas Company

$          First Mortgage Bonds,    % Series due

$          First Mortgage Bonds,    % Series due

We are offering $                principal amount of our First Mortgage Bonds,     % Series due                ,          (the “         Bonds”) and $         principal amount of our First Mortgage Bonds,     % Series due                ,          (the “         Bonds” and together with the          Bonds, the “Bonds”).

We will pay interest on the Bonds semiannually in arrears on February 15 and August 15 of each year, beginning February 15, 2019.

The Bonds of either series may be redeemed at our option, at any time and from time to time, in whole or in part, at the redemption prices described herein. See “Terms of the Bonds—Optional Redemption.”

We will not make application to list either series of the Bonds on any securities exchange or to include them in any automated quotation system.

Investing in the Bonds involves risks. See “Risk Factors” on page S-4 and on page 1 of the accompanying prospectus.

	Price to Public (1)		Underwriting Discount		Proceeds to Us Before Expenses (1)
Bonds		%		%		%
Total	$		$		$
Bonds		%		%		%
Total	$		$		$

(1)	Plus accrued interest, if any, from August , 2018, if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement and the accompanying prospectus are truthful and complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the Bonds in book-entry form only through the facilities of The Depository Trust Company on or about August    , 2018.

Joint Book-Running Managers

BofA Merrill Lynch	J.P. Morgan	Morgan Stanley	Wells Fargo Securities

Co-Managers

The date of this prospectus supplement is August    , 2018.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which provides more general information about securities we may offer from time to time. Some of the information in the accompanying prospectus does not apply to this offering. You should read this entire prospectus supplement and the accompanying prospectus, including the documents incorporated by reference that are described in the section entitled “Where You Can Find More Information” in this prospectus supplement.

When this prospectus supplement uses the words “SCE&G,” “we,” “us,” and “our,” they refer to South Carolina Electric & Gas Company, unless otherwise expressly stated or the context otherwise requires. The term “Company,” when used in this prospectus supplement, means us and our consolidated affiliates, unless otherwise expressly stated or the context otherwise requires.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and in any written communication from us specifying the final terms of the offering. To the extent the information in this prospectus supplement differs from the information in the accompanying prospectus, you should rely on the information in this prospectus supplement. Neither we nor the underwriters have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the underwriters are making an offer of these securities in any jurisdiction where the offer is not permitted. The information in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference and any written communication from us specifying the final terms of the offering is only accurate as of the date of the respective documents in which the information appears. Our business, financial condition, results of operations and prospects may have changed since those dates.

As described in more detail under “Where You Can Find More Information,” we and our parent company, SCANA Corporation (“SCANA”), separately file combined annual, quarterly and current reports and other information with the Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You should not rely on any information relating solely to SCANA or its subsidiaries (other than the information filed separately by and relating to SCE&G and its consolidated affiliates) in determining whether to invest in the Bonds. The Bonds are obligations of SCE&G and are not guaranteed by SCANA or any of its other subsidiaries. Neither SCANA nor any of its other subsidiaries has any obligation to make any capital contribution or to advance funds to us for the purpose of paying the principal of, or premium, if any, and interest on the Bonds or any other amount that may be required to be paid under the Mortgage (as defined herein) or the Bonds, preventing or curing an event of default under the terms of the Mortgage, complying with any other obligation under the Mortgage or the Bonds or otherwise.

Our address is 100 SCANA Parkway, Cayce, South Carolina 29033, and our telephone number is (803) 217-9000.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC under the Exchange Act. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

This prospectus supplement does not repeat important information that you can find in our registration statement (File No. 333-223716-01) and in the reports and other documents which we file with the SEC under the Exchange Act. The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede some of this information. We incorporate by reference our Annual Report on Form 10-K for the year ended December 31, 2017, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018, our Current Reports on Form 8-K filed July 16, 2018, August 6, 2018, August 10, 2018, and August 14, 2018, and any future filings (other than information in such documents that is deemed not to be filed) made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until we sell all of the Bonds.

We and our parent company, SCANA, separately filed on a combined basis the Annual Report on Form 10-K, the Quarterly Reports on Form 10-Q, and the Current Reports on Form 8-K referred to above. However, the information contained in the combined reports relating solely to SCANA and its subsidiaries (other than the information in the reports filed by and relating to SCE&G and its consolidated affiliates) was separately filed by SCANA, and the information contained in the combined reports filed by and relating to SCE&G and its consolidated affiliates was separately filed by us. The only information you should rely upon in determining whether to invest in the securities offered hereby is the information relating to SCE&G and its consolidated affiliates contained in this prospectus supplement and the accompanying prospectus, the information separately filed by SCE&G and its consolidated affiliates in the documents incorporated by reference herein and any free writing prospectus used in connection with the offering of Bonds described in this prospectus supplement.

We are not required to, and do not, provide annual reports to holders of our debt securities unless specifically requested by a holder.

You may request a copy of our SEC filings at no cost by writing or telephoning us at the following address or phone number, as the case may be:

Investor Relations

SCANA Corporation

220 Operation Way

Cayce, South Carolina 29033

(803) 217-9000

You may obtain more information by visiting SCANA’s Internet web site at http://www.scana.com (which is not intended to be an active hyperlink). The information on SCANA’s Internet web site is not incorporated by reference in this prospectus supplement or the accompanying prospectus, and you should not consider it part of this prospectus supplement or the accompanying prospectus.

FORWARD-LOOKING INFORMATION

Statements included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein which are not statements of historical fact are intended to be, and are hereby identified as, “forward-looking statements” for purposes of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. Forward-looking statements include, but are not limited to, statements concerning the proposed merger with Dominion Energy, Inc. (“Dominion Energy”), recovery of the Nuclear Project (as defined herein) abandonment costs, key earnings drivers, customer growth, environmental regulations and expenditures, leverage ratio, projections for pension fund contributions, financing activities, access to sources of capital, impacts of the adoption of new accounting rules and estimated capital and other expenditures. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “should,” “expects,” “forecasts,” “plans,” “targets,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” or “continue” or the negative of these terms or other similar terminology. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties, and actual results could differ materially from those indicated by such forward-looking statements due to the information being of a preliminary nature and subject to further and/or continuing review and adjustment. Other important factors that could cause such material differences include, but are not limited to, the following: (1) the occurrence of any event, change or other circumstances that could give rise to the failure to consummate SCANA’s proposed merger with Dominion Energy; (2) the ability of SCE&G to recover through rates the costs expended to construct two nuclear generating units (the “Nuclear Project”), and a reasonable return on those costs, under the abandonment provisions of the Base Load Review Act (the “BLRA”) or through other means; (3) uncertainties relating to the bankruptcy filing by Westinghouse Electric Company LLC (“WEC”) and WECTEC Global Project Services, Inc. (“WECTEC”); (4) further changes in tax laws and realization of tax benefits and credits, and the ability to realize or maintain tax credits and deductions, particularly in light of the abandonment of the Nuclear Project; (5) legislative and regulatory actions, particularly changes related to electric and gas services, rate regulation, regulations governing electric grid reliability and pipeline integrity, environmental regulations including any imposition of fees or taxes on carbon emitting generating facilities, the BLRA, and any actions involving or arising from the abandonment of the Nuclear Project; (6) current and future litigation, including particularly litigation or government investigations or any actions involving or arising from the construction or abandonment of the Nuclear Project or arising from SCANA’s proposed merger with Dominion Energy, including the possible impacts on liquidity and other financial impacts therefrom; (7) the impact of any decision by SCANA to pay quarterly dividends to its shareholders or the reduction, suspension or elimination of the amount thereof; (8) the results of short- and long-term financing efforts, including prospects for obtaining access to capital markets and other sources of liquidity, and the effect of rating agency actions on the Company’s cost of and access to capital and sources of liquidity; (9) the ability of suppliers, both domestic and international, to timely provide the labor, secure processes, components, parts, tools, equipment and other supplies needed which may be highly specialized or in short supply, at agreed upon quality and prices, for our construction program, operations and maintenance; (10) the results of efforts to ensure the physical and cyber security of key assets and processes; (11) changes in the economy, especially in areas served by the Company; (12) the impact of competition from other energy suppliers, including competition from alternate fuels in industrial markets; (13) the impact of conservation and demand side management efforts and/or technological advances on customer usage; (14) the loss of electricity sales to distributed generation, such as solar photovoltaic systems or energy storage systems; (15) growth opportunities for our regulated operations; (16) the effects of weather, especially in areas where the generation and transmission facilities of the Company are located and in areas served by the Company; (17) changes in accounting rules and accounting policies of the Company; (18) payment and performance by counterparties and customers as contracted and when due; (19) the results of efforts to license, site, construct and finance facilities, and to receive related rate recovery, for generation and transmission; (20) the results of efforts to operate the Company’s electric and gas systems and assets in accordance with acceptable performance standards, including the impact of additional distributed generation; (21) the availability of fuels such as coal, natural gas and enriched uranium used to produce electricity; the availability of purchased power and natural gas for distribution; the level and volatility of future market prices for such fuels and purchased power; and the ability to recover the costs for such fuels and purchased power; (22) the availability of skilled, licensed and experienced human resources to properly manage, operate, and grow the Company’s businesses, particularly in light of uncertainties with respect to legislative and regulatory actions surrounding recovery of Nuclear Project costs and SCANA’s announced potential merger with Dominion Energy; (23) labor disputes; (24) performance of SCANA’s pension plan assets and the effect(s) of associated discount rates; (25) inflation or deflation; (26) changes in interest rates; (27) compliance with regulations; (28) natural disasters, man-made mishaps and acts of terrorism that directly affect our operations or the regulations governing them; and (29) the other risks and uncertainties described from time to time in the reports filed by us with the SEC. We disclaim any obligation to update any forward-looking statements.

RISK FACTORS

Investing in the Bonds involves risks. See “Risk Factors” included in our most recent Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2018, within Part II, Item 1A, Risk Factors, and which is incorporated by reference into this prospectus supplement and the accompanying prospectus, and see page 1 of the accompanying prospectus. Each of the risks described could affect the value of your investment in the Bonds.

RECENT DEVELOPMENTS

SCE&G, on behalf of itself and as agent for the South Carolina Public Service Authority (“Santee Cooper”), entered into the Engineering, Procurement and Construction Agreement dated May 23, 2008, as amended, with a consortium consisting of WEC and WECTEC (f/k/a Stone & Webster, Inc.) (collectively, “Consortium”) for the design and construction of the Nuclear Project. Various difficulties were encountered which affected the ability of the Consortium to adhere to established budgets and construction schedules for the Nuclear Project and which, in light of Santee Cooper’s decision to suspend construction of the Nuclear Project, led to our decision on July 31, 2017 to stop the construction and seek recovery under the abandonment provisions of the BLRA. These difficulties and other developments occurring prior to the bankruptcy filing by WEC and WECTEC and other matters are described in Note 10 to the consolidated financial statements included in SCE&G’s Form 10-K for the year ended December 31, 2017, as amended by its Form 10-Q for the quarter ended June 30, 2018.

On September 26, 2017, and in reliance on an opinion from the South Carolina Office of Attorney General stating, among other things, that “as applied, portions of the BLRA are constitutionally suspect,” including the abandonment provisions thereof, the Office of Regulatory Staff (“ORS”) filed a Request for Rate Relief (“Request”) seeking an order from the Public Service Commission of South Carolina (“SCPSC”) directing SCE&G to immediately suspend all revised rates collections from customers which were previously approved by the SCPSC pursuant to the authority of the BLRA. In the Request, the ORS noted the existence of an allegation that SCE&G failed to disclose information to the ORS, which the ORS believes should have been disclosed, that would have appeared to provide a basis for challenging prior requests, and asserted that SCE&G should not be allowed to continue to benefit from nondisclosure. The ORS also asked for an order that, if the BLRA is found to be unconstitutional or the South Carolina General Assembly amends or revokes the BLRA, then SCE&G should make credits to future bills or refunds to customers for prior revised rates collections.

On December 20, 2017, the SCPSC denied a motion by SCE&G to dismiss the Request and the SCPSC requested that the ORS carry out an inspection, audit and examination of SCE&G’s revenue requirements to assist the SCPSC in determining whether SCE&G’s present schedule of rates is fair and reasonable. As required by a joint resolution of the South Carolina General Assembly which became law on July 2, 2018 (“S.954”), the SCPSC has scheduled a hearing on the joint application and petition of SCE&G and Dominion Energy (“Joint Applicants”), filed with the SCPSC on January 12, 2018, in connection with the proposed merger of SCANA with Dominion Energy (“Joint Petition”), and two other dockets related to the Nuclear Project, namely the Request by the ORS and a June 2017 complaint filed by the Friends of the Earth and the Sierra Club, to begin November 1, 2018.

In preparation for these proceedings, SCE&G has responded to various discovery requests by the ORS since late 2017. In addition to producing voluminous documents in connection with such on-going discovery activities, there has been a recent discovery dispute between SCE&G and the ORS concerning the production of certain documents requested by the ORS which SCE&G contends are protected from discovery under claims of attorney-client privilege or confidential attorney work product. On August 8, 2018, the ORS filed a motion with the SCPSC to compel the Joint Applicants to produce certain previously-requested documents that SCE&G listed on a privilege log submitted to the ORS, or to require these documents to be submitted to and reviewed by the SCPSC in camera to determine whether any of the withheld documents (or portions thereof) are subject to a claim of privilege, and to impose sanctions on the Joint Applicants for failing to comply with a previous document production order. In its motion, the ORS requests that (1) the SCPSC draw adverse inferences and/or findings in connection with the above-described proceedings, to the effect that SCE&G engaged in a deliberate scheme to conceal information from the ORS and the SCPSC and that SCE&G should not be allowed to seek cost recovery for any Nuclear Project costs incurred after at least October 22, 2015, which are estimated to be approximately $1.5 billion, and (2) the SCPSC impose a monetary sanction on the Joint Applicants for the fees and costs that ORS has incurred in connection with its motion. SCE&G does not believe that the ORS motion, or the relief and/or sanctions sought thereby, has any merit and intends to vigorously contest it, but cannot give any assurance as to the timing or outcome of this matter.

On June 27, 2018, the South Carolina General Assembly adopted Act 258 (previously referenced as H. 4375) (“Act 258”), which became law June 28, 2018, to temporarily reduce the amount SCE&G can collect from customers under the BLRA. Act 258 requires the SCPSC to order a reduction in the portion of SCE&G’s retail electric rates associated with the Nuclear Project from approximately 18% of the average residential electric customer’s bill to approximately 3.2%, or a reduction of approximately $31 million per month, retroactive to April 1, 2018. Absent an earlier ruling from the SCPSC, which could be issued only on the SCPSC’s own initiative, these lower rates are to be effective until the SCPSC renders a final decision on the merits of the Joint Petition. On July 2 and 3, 2018, the SCPSC issued orders implementing the temporary rate reduction required by Act 258. In addition to the reduction of electric rates (which rates had been previously approved by the SCPSC), Act 258 alters various procedures previously applicable under the BLRA, including redefining the standard of care required by the BLRA and supplying definitions of key terms that would affect the evidence required to establish SCE&G’s ability to recover its costs associated with the Nuclear Project.

On June 29, 2018, SCE&G filed a lawsuit in the United States District Court for the District of South Carolina (“District Court”) challenging the constitutionality of Act 258 and S. 954. Among other things, S. 954 prohibits the SCPSC from holding a hearing on the merits of the Joint Petition before November 1, 2018, and requires it to issue an order on the merits of the Joint Petition by December 21, 2018. In the lawsuit, which was subsequently amended, SCE&G seeks a declaration that the new laws are unconstitutional and asks the District Court to issue an injunction prohibiting the SCPSC from implementing Act 258.

Following a hearing on SCE&G’s motion for the issuance of a preliminary injunction on July 30 and 31, 2018, the District Court entered an order denying SCE&G’s motion on August 6, 2018 (the “Order”). On August 7, 2018, SCE&G filed a notice of appeal with the District Court and, on August 8, 2018, filed a motion with the United States Court of Appeals for the Fourth Circuit (“Court of Appeals”) seeking emergency relief and a preliminary injunction to prevent Act 258 from being implemented pending appeal of the Order. Responsive pleadings concerning SCE&G’s motion are due to be filed with the Court of Appeals by August 15, 2018.

As a result of the Order, SCE&G began implementing the rate reductions and retroactive credits required by Act 258 commencing with the first billing cycle of August 2018. In addition, following the Order, two rating agencies have downgraded the credit ratings of SCE&G. Presently, the issuer ratings for SCE&G are considered to be at investment grade by two agencies and its senior secured debt ratings (including its first mortgage bonds ratings which were just downgraded by two agencies) remain at investment grade by all three agencies. In addition, the commercial paper ratings for SCE&G are at investment grade by two agencies and below investment grade by one agency.

USE OF PROCEEDS

We expect to apply the net proceeds from this offering to pay at or prior to maturity $250 million of our First Mortgage Bonds due November 1, 2018 (which bear interest at the fixed per annum rate of 5.25%) and to pay at or prior to maturity $300 million of our First Mortgage Bonds due November 1, 2018 (which bear interest at the fixed per annum rate of 6.50%). We may also apply net proceeds from this offering to repay borrowings under a credit agreement and other short-term debt and for general corporate purposes. As of August 9, 2018, SCE&G had approximately $188.8 million of such borrowings outstanding having maturities of one year or less and having (as of the most recent dates of determination) interest rates ranging from 2.950% to 3.355% per annum.

RATIO OF EARNINGS TO FIXED CHARGES

Our historical ratios of earnings (losses) to fixed charges are as follows:

Six Months Ended June 30, 2018	Twelve Months Ended June 30, 2018	Year Ended December 31,
		2017	2016	2015	2014	2013
2.27	(0.55)	(0.10)	3.66	3.69	3.77	3.48

For purposes of this ratio, earnings represent pre-tax income (loss) from continuing operations before adjustment for income or loss from equity investees plus fixed charges. Fixed charges represent interest charges and the estimated interest portion of annual rentals. The amount of earnings deficiency below fixed charges for the twelve months ended June 30, 2018 totaled $486.7 million, and for the year ended December 31, 2017 totaled $338.0 million. These earnings deficiencies arose from certain impairment losses related to the Nuclear Project. For the twelve months ended June 30, 2018, the earnings deficiency is also attributable to a reduction of retail electric rates required by a state law for which SCE&G is seeking legal redress and is also associated with the Nuclear Project.

TERMS OF THE BONDS

We will issue the Bonds under the Indenture dated as of April 1, 1993, as supplemented (the “Mortgage”), made between us and The Bank of New York Mellon Trust Company, N.A., successor to NationsBank of Georgia, National Association, as trustee (the “Trustee”). The                  Bonds will initially be limited to $        in aggregate principal amount and the                  Bonds will initially be limited to $         in aggregate principal amount.

We may, without the consent of the existing holders of the Bonds, “reopen” either or both series of Bonds offered hereby and issue additional bonds of the applicable series under the Mortgage having the same ranking and the same interest rate, maturity and other terms as the Bonds of that series (except for the delivery date, price to public and, if applicable, the first interest payment date). Any additional bonds having similar terms, together with the Bonds of the applicable series, will constitute a single series of securities under the Mortgage. The following information concerning the Bonds supplements and should be read in conjunction with the statements under “DESCRIPTION OF THE FIRST MORTGAGE BONDS” in the accompanying prospectus.

Form

The Bonds will be issued as one or more global certificates in the name of Cede & Co., as nominee for The Depository Trust Company (“DTC”), New York, New York, and will be available only in book-entry form. See “—Book-Entry System” herein.

Interest and Maturity

The                  Bonds will bear interest at the annual rate of     % (based upon a 360-day year of twelve 30-day months) from                 , 2018, payable semiannually in arrears on February 15 and August 15 of each year commencing on February 15, 2019 to holders of record on the preceding February 1 and August 1, respectively. The                  Bonds will mature on                 ,                 .

The                  Bonds will bear interest at the annual rate of     % (based upon a 360-day year of twelve 30-day months) from                 , 2018, payable semiannually in arrears on February 15 and August 15 of each year commencing on February 15, 2019 to holders of record on the preceding February 1 and August 1, respectively. The                  Bonds will mature on                 ,                 .

The principal and interest on the Bonds are payable at the office or agency of SCE&G in Atlanta, Georgia (currently, the Trustee is designated as such office or agency).

If any interest payment date, redemption date or maturity date for the Bonds falls on a day that is not a business day, the interest payment will be made on the next succeeding business day (and without any interest or other payment in respect of any such delay).

Optional Redemption

We may redeem, in whole or in part, either series of the Bonds offered hereby without redeeming any other series.

                 Bonds

The                  Bonds are redeemable, in whole or in part, at any time and from time to time on and after                , at our option, at a redemption price equal to 100% of the principal amount of the                  Bonds being redeemed, plus accrued and unpaid interest thereon to the redemption date.

In addition, the                  Bonds are redeemable, in whole or in part, at any time and from time to time prior to                , at our option, at a redemption price equal to the greater of:

•	100% of the principal amount of the Bonds being redeemed, or

•

the sum of the present values of the remaining scheduled payments of principal and interest thereon that would be due if such                  Bonds matured as to principal on                (not including any portion of payments of interest accrued as of the redemption date) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus     basis points, as calculated by an Independent Investment Banker, plus, in either of the above cases, accrued and unpaid interest thereon to the redemption date.

“Adjusted Treasury Rate” means, with respect to any redemption date:

•

the yield, under the heading that represents the average for the week immediately preceding the calculation date, appearing in the most recently published statistical release designated as “Statistical Release H.15, Selected Interest Rates” or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Adjusted Treasury Rate will be interpolated or extrapolated from those yields on a straight-line basis, rounding to the nearest month); or

•

if such release (or any successor release) is not published during the week immediately preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

The Adjusted Treasury Rate will be calculated on the third business day preceding the redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the                  Bonds to be redeemed (assuming for this purpose a                maturity date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to such remaining term (the “Remaining Life”).

“Comparable Treasury Price” means (1) the average of five Reference Treasury Dealer Quotations for the redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than five Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means one of J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC or Wells Fargo Securities, LLC and their respective successors or affiliates, as selected by us, or if none of such firms is willing or able to serve as such, a primary United States government securities dealer in the United States (a “Primary Treasury Dealer”) appointed by us.

“Reference Treasury Dealer” means each of (i) J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC and their respective successors or affiliates; provided that, if any such firm or its successor or affiliates ceases to be a Primary Treasury Dealer, we will substitute another Primary Treasury Dealer; and (ii) one other Primary Treasury Dealer selected by us.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

Unless we default in payment of the redemption price, interest will cease to accrue on and after the redemption date on the                  Bonds or portions thereof called for redemption.

                Bonds

The                 Bonds are redeemable, in whole or in part, at any time and from time to time on and after                , at our option, at a redemption price equal to 100% of the principal amount of the                 Bonds being redeemed, plus accrued and unpaid interest thereon to the redemption date.

In addition, the                 Bonds are redeemable, in whole or in part, at any time and from time to time prior to                , at our option, at a redemption price equal to the greater of:

•	100% of the principal amount of the Bonds being redeemed, or

•

the sum of the present values of the remaining scheduled payments of principal and interest thereon that would be due if such                 Bonds matured as to principal on                (not including any portion of payments of interest accrued as of the redemption date) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus     basis points, as calculated by an Independent Investment Banker, plus, in either of the above cases, accrued and unpaid interest thereon to the redemption date.

“Adjusted Treasury Rate” means, with respect to any redemption date:

•

the yield, under the heading that represents the average for the week immediately preceding the calculation date, appearing in the most recently published statistical release designated as “Statistical Release H.15, Selected Interest Rates” or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Adjusted Treasury Rate will be interpolated or extrapolated from those yields on a straight-line basis, rounding to the nearest month); or

•

if such release (or any successor release) is not published during the week immediately preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

The Adjusted Treasury Rate will be calculated on the third business day preceding the redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the                 Bonds to be redeemed (assuming for this purpose a                maturity date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to such remaining term (the “Remaining Life”).

“Comparable Treasury Price” means (1) the average of five Reference Treasury Dealer Quotations for the redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than five Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means one of J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC or Wells Fargo Securities, LLC and their respective successors or affiliates, as selected by us, or if none of such firms is willing or able to serve as such, a primary United States government securities dealer in the United States (a “Primary Treasury Dealer”) appointed by us.

“Reference Treasury Dealer” means each of (i) J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC and their respective successors or affiliates; provided that, if any such firm or its successor or affiliates ceases to be a Primary Treasury Dealer, we will substitute another Primary Treasury Dealer; and (ii) one other Primary Treasury Dealer selected by us.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

Unless we default in payment of the redemption price, interest will cease to accrue on and after the redemption date on the                 Bonds or portions thereof called for redemption.

Book-Entry System

The following information concerning DTC and its book-entry system has been obtained from sources that we believe to be reliable, but neither we nor any underwriter take any responsibility for the accuracy of that information. The following language supplements the information contained under the heading “BOOK-ENTRY SYSTEM” in the accompanying prospectus.

DTC will act as securities depository for the Bonds. The Bonds will be issued initially as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee), or such other name as may be requested by an authorized representative of DTC. One fully-registered certificate will be issued for the Bonds of each series in the aggregate principal amount of such series of the Bonds, and will be deposited with DTC. If, however, the aggregate principal amount of any series of the Bonds exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of such series of the Bonds.

DTC, the world’s largest depository, is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The DTC rules applicable to its Participants are on file with the SEC.

Purchases of Bonds under the DTC system must be made by or through Direct Participants, which will receive a credit for the Bonds on DTC’s records. The ownership interest of each actual purchaser of each Bond (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchases. Beneficial Owners are, however, expected to receive written confirmation providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Bonds are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Bonds, unless the use of the book-entry only system for the Bonds is discontinued.

To facilitate subsequent transfers, all Bonds deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of the Bonds with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Bonds; DTC’s records reflect only the identity of the Direct Participants to whose accounts such Bonds are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial Owners of Bonds may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the Bonds, such as redemptions, tenders, defaults, and proposed amendments to the Bond documents. For example, Beneficial Owners of Bonds may wish to ascertain that the nominee holding the Bonds for their benefit has agreed to obtain and transmit notices to Beneficial Owners. In the alternative, Beneficial Owners may wish to provide their names and addresses to the Trustee and request that copies of notices be provided directly to them.

Redemption notices will be sent to DTC. If less than all of the Bonds of a series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant to be redeemed.

Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to Bonds unless authorized by a Direct Participant in accordance with DTC’s MMI procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the Bonds are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Payments of principal, interest and redemption premium, if any, on the Bonds will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the Trustee on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, the Trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and interest on the Bonds to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or the Trustee, disbursement of such payments to Direct Participants is DTC’s responsibility, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

DTC may discontinue providing its services as depository with respect to the Bonds by giving reasonable notice to us or the Trustee. Under such circumstances, in the event a successor depository is not obtained, Bond certificates are required to be printed and delivered.

We may decide to discontinue use of the book-entry only system through DTC (or a successor depository). In that event, Bond certificates will be printed and delivered to DTC.

BASIS FOR ISSUANCE OF THE BONDS

We will issue the Bonds upon the basis of property additions certified to the Trustee and designated by us as the basis for such issuance and upon the basis of credits from the retirement of bonds under the Mortgage. See “DESCRIPTION OF THE FIRST MORTGAGE BONDS” in the accompanying prospectus. Based upon property additions expected to be certified to the Trustee as of the date of delivery of the Bonds, we have unfunded net property additions of approximately $987 million, sufficient to permit the issuance of approximately $690 million of additional bonds on the basis thereof (prior to the issuance of any of the Bonds offered hereby). At July 31, 2018, we had approximately $491 million of credits from the retirement of bonds under the Mortgage, which may be used as the basis for the issuance of additional bonds under the Mortgage, including the issuance of any of the Bonds offered hereby.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of United States federal income tax consequences material to the purchase, ownership and disposition of the Bonds. This summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), proposed, temporary and final Treasury regulations thereunder, and published rulings and court decisions currently in effect. The current tax laws and the current regulations, administrative rulings and court decisions may be changed, possibly retroactively, and may be subject to differing interpretation. This summary discusses only United States federal income tax consequences to a holder that purchases the Bonds upon their initial issuance at the initial offering price and that holds those Bonds as capital assets within the meaning of Section 1221 of the Code.

The following summary does not purport to address all aspects of U.S. federal income taxation that may affect particular investors in light of their individual circumstances and does not furnish information in the level of detail or with the attention to an investor’s specific tax circumstances that would be provided by an investor’s own tax advisor. For example, it does not discuss the tax consequences of the purchase, ownership and disposition of the Bonds by holders that are subject to special treatment under the federal income tax laws, including holders subject to the alternative minimum tax, banks and thrifts, insurance companies, real estate investment trusts and regulated investment companies, tax-exempt organizations, dealers in securities, traders in securities that elect to use a mark-to-market method of accounting for their securities, holders that will hold the Bonds as a position in a “straddle” or as a part of a “synthetic security” or “conversion transaction” or other integrated investment comprised of the Bonds and one or more other investments, U.S. holders (as defined below) whose “functional currency” is not the U.S. dollar, retirement plans, controlled foreign corporations, passive foreign investment companies, trusts and estates, and pass-through entities, the equity holders of which are any of these specified investors. This discussion does not address United States federal estate and gift tax consequences, alternative minimum tax consequences, any non-U.S., state or local tax consequences, tax treaties or any non-income tax consequences of the ownership and disposition of the bonds to the beneficial owner of a Bond. Furthermore, this summary does not address the tax consequences to any shareholder, beneficiary or other owner of a holder of Bonds. There can be no assurance that a change in law will not alter significantly the tax considerations described in this discussion. No rulings have been sought or are expected to be sought from the Internal Revenue Service (the “IRS”) with respect to any of the tax consequences discussed below and no assurances can be given that the IRS will not successfully assert contrary positions to those described herein.

If a partnership (including an entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of a Bond, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A beneficial owner of a Bond that is a partnership, and partners in such a partnership, should consult their tax advisors about the United States federal income tax consequences of holding and disposing of a Bond.

Pursuant to recently enacted legislation, an accrual method taxpayer that reports revenues on an applicable financial statement generally must recognize income for U.S. federal income tax purposes no later than the taxable year in which such income is taken into account as revenue in an applicable financial statement of the taxpayer. To the extent this rule is inconsistent with the rules described below, this rule supersedes such rules. Thus, this rule could potentially require such a taxpayer to recognize income for U.S. federal income tax purposes with respect to the Bonds prior to the time such income would be recognized pursuant to the rules described below. Potential investors in the Bonds should consult their tax advisors regarding the potential applicability of these rules to their investment in the Bonds.

Certain Additional Payments

We may redeem all or part of the Bonds, at any time prior to at any time prior to                     , in the case of the                      Bonds, and any time prior to                     , in the case of the                      Bonds, at a price that may include an additional amount in excess of the principal amount of the Bonds to be so redeemed

(see “Terms of the Bonds—Optional Redemption”). The possibility of paying an amount in excess of the principal amount of the Bonds may implicate the provisions of the Treasury regulations relating to “contingent payment debt instruments.” If the Bonds were deemed to be contingent payment debt instruments, a holder might be required to accrue income on the Bonds in excess of stated interest and to treat as ordinary income, rather than capital gain, any taxable income realized upon the disposition of a Bond prior to resolution of the payment contingency. Under the Treasury regulations, the possibility that we could make a payment in excess of the principal amount of a Bond will not cause the Bonds to be treated as contingent payment debt instruments if, as of the date the Bonds are issued, such possibility is remote. We believe that as of the issue dates of the Bonds, the likelihood of the Bonds being redeemed is, for this purpose, remote. Therefore, we believe that the Bonds are not contingent payment debt instruments. Our determination is binding upon a holder unless the holder discloses its contrary position in the manner required by applicable Treasury regulations. Our determination is not binding on the IRS, and if the IRS were to challenge this determination, the U.S. federal income tax consequences to a holder of the Bonds could differ materially and adversely from those discussed herein. This discussion assumes that the Bonds will not be treated as contingent payment debt instruments for U.S. federal income tax purposes. Prospective purchasers of the Bonds are urged to consult their tax advisors regarding the potential application of the contingent payment debt instrument regulations and the consequences thereof.

U.S. Holders

The following is a summary of the material U.S. federal income tax consequences that will apply to a U.S. holder. For purposes of this summary, a “U.S. holder” is a beneficial owner of a Bond that is (i) a citizen or resident of the United States, (ii) a corporation (including an entity treated as a corporation for United States federal income tax purposes) created or organized in the United States, any state thereof, or the District of Columbia, (iii) an estate the income of which is subject to United States federal income tax regardless of its source, or (iv) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust (or certain trusts that have made a valid election to be treated as a United States person).

Interest. It is anticipated, and this discussion assumes, that the Bonds will be issued with no more than de minimis original issue discount for U.S. federal income tax purposes. In such case, stated interest on a Bond will generally be taxable to you as ordinary income at the time it is received or accrued, in accordance with your usual method of accounting U.S. federal income for tax purposes. If, however, the issue price of the Bonds is less than its stated principal amount and the difference is equal to or more than a de minimis amount (as set forth in the applicable Treasury regulations), you will be required to include the difference in income as original issue discount as it accrues in accordance with a constant yield method.

Disposition of a Bond. Upon the sale, exchange, redemption or other taxable disposition of a Bond, a U.S. holder of a Bond generally will recognize taxable gain or loss equal to the difference, if any, between the amount realized on the sale, exchange, redemption or other taxable disposition (not including any amount attributable to accrued but unpaid interest) and the U.S. holder’s adjusted tax basis in the Bond. Any amount attributable to accrued but unpaid interest which is not treated as pre-issuance accrued interest will be treated as a payment of interest and taxed in the manner described above under “—Interest.” In general, a U.S. holder’s adjusted tax basis in a Bond will be equal to the initial purchase price of the Bond paid by the holder.

Gain or loss recognized on the sale, exchange, redemption or other taxable disposition of a Bond generally will be capital gain or loss, and will be long-term capital gain or loss if at the time of sale, exchange, redemption or other taxable disposition the Bond has been held for more than one year. For non-corporate U.S. holders, long-term capital gain generally will be subject to reduced rates of taxation. The deductibility of capital losses is subject to certain limitations.

Tax on Net Investment Income. A U.S. holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt, is subject to a 3.8% tax on the lesser of (1) the U.S. holder’s “net investment income” (in the case of individuals) or “undistributed net investment income” (in the case of estates and trusts) for the relevant taxable year and (2) the excess of the U.S. holder’s “modified adjusted gross income” (in the case of individuals) or “adjusted gross income” (in the case of estates and trusts) for the taxable year over a certain threshold (which, in the case of individuals, will be between $125,000 and $250,000, depending on the individual’s circumstances). A U.S. holder’s net investment income will generally include its interest income from a Bond and net gain from the disposition of a Bond, unless such interest income and net gain is derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). U.S. holders that are individuals, estates or trusts are urged to consult their tax advisors regarding the applicability of the Medicare tax to their income and gains from the Bonds.

Information Reporting and Backup Withholding. Information reporting requirements generally will apply to payments of interest on the Bonds and the proceeds of a sale, redemption or other taxable disposition of a Bond, to a U.S. holder unless the U.S. holder is an exempt recipient. Backup withholding (currently at the rate of 24%) is required on such payments unless a U.S. holder furnishes a correct taxpayer identification number (which for an individual is generally the individual’s Social Security Number) and certifies on an IRS Form W-9, under penalties of perjury, that the U.S. holder is not subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules or such U.S. holder otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s United States federal income tax liability if the required information is furnished in a timely manner to the IRS. U.S. holders should consult their tax advisors regarding the application of information reporting and backup withholding rules in their particular situations, the availability of an exemption therefrom and the procedure for obtaining such an exemption, if applicable.

Non-U.S. Holders

The following is a summary of the material U.S. federal income tax consequences that will apply to a non-U.S. holder. As used herein, the term non-U.S. holder means a beneficial owner of notes that is an individual, corporation, estate or trust (other than a grantor trust) for U.S. federal income tax purposes and that is not a U.S. holder.

Interest. As discussed above, it is anticipated, and this discussion assumes, that the Bonds will not be issued with more than de minimis original issue discount. Subject to the discussions below concerning backup withholding and FATCA withholding, a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on payments of interest on the Bonds that is not effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States, provided that such non-U.S. holder (A) does not directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all classes of our stock entitled to vote, (B) is not a controlled foreign corporation that is related to us directly or constructively through stock ownership, (C) is not a bank receiving such interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, and (D) satisfies certain certification requirements. Such certification requirements will be met if (x) the non-U.S. holder provides its name and address, and certifies on an IRS Form W-8BEN or W-8BEN-E (or a substantially similar form), under penalties of perjury, that it is not a United States person or (y) a securities clearing organization or certain other financial institutions holding the Bonds on behalf of the non-U.S. holder certifies on IRS Form W-8IMY, under penalties of perjury, that such certification has been received by it and furnishes us or our paying agent with a copy thereof. In addition, we or our paying agent must not have actual knowledge or reason to know that the beneficial owner of the Bonds is a United States person.

If interest on the Bonds is not effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States, but such non-U.S. holder does not satisfy the other requirements outlined in the preceding paragraph, interest on the Bonds generally will be subject to U.S. withholding tax at a 30% rate (or a lower applicable treaty rate).

If interest on the Bonds is effectively connected with the conduct by a non-U.S. holder of a trade or business within the United States, and, if certain tax treaties apply, is attributable to a permanent establishment or fixed base within the United States, the non-U.S. holder generally will be subject to U.S. federal income tax on a net income basis at the rates applicable to United States persons generally (and, with respect to corporate holders, may also be subject to a 30% branch profits tax or a lower applicable treaty branch profits tax rate). If interest is subject to U.S. federal income tax on a net income basis in accordance with these rules, such interest payments will not be subject to U.S. withholding tax so long as the non-U.S. holder provides us or our paying agent with the appropriate documentation (generally an IRS Form W-8ECI).

Disposition of a Bond. Subject to the discussions below concerning backup withholding and FATCA withholding, a non-U.S. holder generally will not be subject to U.S. federal withholding tax with respect to gain, if any, recognized on the sale or other taxable disposition of the Bonds. A non-U.S. holder will also generally not be subject to U.S. federal income tax with respect to such gain, unless (i) the gain is effectively connected with the conduct by such non-U.S. holder of a trade or business within the United States, and, if certain tax treaties apply, is attributable to a permanent establishment or fixed base within the United States, or (ii) in the case of a non-U.S. holder that is a nonresident alien individual, such non-U.S. holder is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are satisfied. In the case described in (i) above, gain or loss recognized on the disposition of such Bonds generally will be subject to U.S. federal income taxation in the same manner as if such gain or loss were recognized by a United States person, and, in the case of a non-U.S. holder that is a foreign corporation, may also be subject to the branch profits tax at a rate of 30% (or a lower applicable treaty branch profits tax rate). In the case described in (ii) above, the non-U.S. holder will be subject to a 30% tax on any capital gain recognized on the disposition of the Bonds (after being offset by certain U.S. source capital losses).

Information Reporting and Backup Withholding. Information returns will be filed annually with the IRS in connection with payments we make on the Bonds. Copies of these information returns may also be made available under the provisions of a specific tax treaty or other agreement to the tax authorities of the country in which the non-U.S. holder resides. Unless the non-U.S. holder complies with certification procedures to establish that it is not a United States person, information returns may be filed with the IRS in connection with the proceeds from a sale or other disposition, and the non-U.S. holder may be subject to backup withholding tax (currently at a rate of 24%) on payments on the Bonds or on the proceeds from a sale or other disposition of the Bonds. The certification procedures required to claim the exemption from withholding tax on interest described above will satisfy the certification requirements necessary to avoid the backup withholding tax as well. The amount of any backup withholding from a payment to a non-U.S. holder will be allowed as a credit against the non-U.S. holder’s U.S. federal income tax liability and may entitle the non-U.S. holder to a refund, provided that the required information is furnished to the IRS in a timely manner.

Foreign Account Tax Compliance Act

The Foreign Account Tax Compliance Act and related IRS guidance (“FATCA”) impose a 30% U.S. withholding tax on certain payments (which currently includes interest payments on the Bonds and will include gross proceeds, including the return of principal at maturity, from the sale or other disposition, including redemptions, of the Bonds with respect to any sale or other dispositions occurring on or after January 1, 2019) made to a non-United States entity that fails to take required steps to provide information regarding its “United States accounts” or its direct or indirect “substantial United States owners,” as applicable, or to make a required certification that it has no such accounts or owners. We will not be obligated to make any “gross up” or additional payments in respect of amounts withheld on the Bonds if we determine that we must so withhold in order to comply with FATCA in respect of the amounts described above. Prospective investors should consult their own tax advisors regarding FATCA and whether it may be relevant to the acquisition, ownership and disposition of the Bonds.

The United States federal income tax discussion set forth above is included for general information only and may not be applicable depending upon an owner’s particular situation. Prospective purchasers of the Bonds should consult their own tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of bonds, including the tax consequences under U.S. federal, state, local, foreign and other tax laws and the possible effects of changes in United States or other tax laws.

UNDERWRITING (CONFLICTS OF INTEREST)

Under the terms and subject to the conditions contained in an underwriting agreement, dated August    , 2018, the underwriters named below have severally agreed to purchase, and we have agreed to sell to them, severally, the respective principal amount of Bonds set forth opposite their names below:

Underwriter	Principal Amount of Bonds	Principal Amount of Bonds
J. P. Morgan Securities LLC	$
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. LLC
Wells Fargo Securities, LLC

Total	$	$

The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the Bonds are subject to, among other things, the approval of certain legal matters by their counsel and certain other conditions. The underwriters are obligated to take and pay for all of the Bonds if any are taken.

The underwriters initially propose to offer part of each series of the Bonds directly to the public at the public offering price set forth on the cover page of this prospectus supplement and may offer part of each series of the Bonds to certain dealers at a price that represents a concession not in excess of     % of the principal amount of the              Bonds and         % of the principal amount of the              Bonds. Any underwriter may allow, and any such dealers may reallow, a concession to certain other dealers not to exceed     % of the principal amount of the              Bonds and         % of the principal amount of the              Bonds. After the initial offering of the Bonds, the offering price and other selling terms may be changed by the underwriters.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect of any of these liabilities.

We estimate that our total expenses relating to the offering, not including the underwriting discount, will be approximately $1,400,000 and will be payable by us.

We do not intend to apply for listing of either series of the Bonds on any securities exchange or for their inclusion in any automated quotation system, but have been advised by the underwriters that they intend to make a market in the Bonds. The underwriters are not obligated, however, to do so and may discontinue their market making at any time without notice. No assurance can be given as to the liquidity or development of the trading market for either series of the Bonds.

In order to facilitate the offering of the Bonds, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Bonds. Specifically, the underwriters may overallot in connection with the offering, creating a short position in the Bonds for their own account. In addition, to cover overallotments or to stabilize the price of the Bonds, the underwriters may bid for, and purchase, the Bonds in the open market. Finally, the underwriters may reclaim selling concessions allowed to an underwriter or a dealer for distributing the Bonds in the offering, if they repurchase previously distributed Bonds in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price for the Bonds above independent market levels. The underwriters are not required to engage in these activities and may end any of these activities at any time without notice.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various commercial banking, investment banking and advisory services for us, for which they received or will receive compensation.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Bonds offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Bonds offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Conflicts of Interest

As described in “Use of Proceeds” on page S-6, a portion of the net proceeds of this offering may be used to repay short-term debt. If more than 5% of the net proceeds of this offering, not including underwriting compensation, will be received by affiliates of any underwriter in this offering, the offering will be conducted in compliance with FINRA Rule 5121, as administered by the Financial Industry Regulatory Authority. Pursuant to that rule, the appointment of a qualified independent underwriter is not necessary in connection with this offering.

Notice to Prospective Investors

The Bonds are offered for sale in the United States and in jurisdictions outside the United States, subject to applicable law.

Canada

The Bonds may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Bonds must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment hereto or thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

PRIIPs Regulation/Prospectus Directive/Prohibition of Sales to EEA Retail Investors. The Bonds are not intended to be, and should not be, offered, sold to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); (ii) a customer within the meaning of Directive 2002/92/EC, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC, as amended (the “Prospectus Directive”). Consequently, no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”), for offering, selling or otherwise making available the Bonds to retail investors in the EEA has been prepared. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the Bonds in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Directive from a requirement to publish a prospectus for offers of Bonds. This prospectus supplement and the accompanying prospectus are not a prospectus for the purpose of the Prospectus Directive.

United Kingdom

This prospectus supplement and the accompanying prospectus are only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order and other persons to whom it may lawfully be communicated (each such person, a “relevant person”).

This prospectus supplement and the accompanying prospectus and their contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Hong Kong

The Bonds may not be offered or sold, in Hong Kong, by means of any document other than: (i) in circumstances which do not constitute an offer or invitation to the public within the meaning of the Companies

Ordinance (Cap. 32 Laws of Hong Kong) (the “CO”) ; or (ii) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 Laws of Hong Kong) (the “SFO”) and any rules made thereunder; or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the CO. No document, invitation or advertisement relating to the Bonds has been issued, may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to Bonds which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Japan

The Bonds have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended) (the “FIEL”) and the initial purchaser will not offer or sell any Bonds, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement and the accompanying prospectus have not been and will not be registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Bonds may not be circulated or distributed, nor may the Bonds be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than: (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”); (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA; or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Bonds are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Bonds pursuant to an offer made under Section 275 of the SFA except: (i) to an institutional investor under Section 274 of the SFA or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; (ii) where no consideration is or will be given for the transfer; (iii) where the transfer is by operation of law; (iv) as specified in Section 276(7) of the SFA; or (v) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Switzerland

The Bonds may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the “SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement and the accompanying prospectus do not constitute a prospectus within the meaning of, and have been prepared without regard to the disclosure standards for issuance prospectuses under, art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the Bonds or this offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to us, this offering or the Bonds have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement and the accompanying prospectus will not be filed with, and the offer of Bonds will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of Bonds has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the Bonds.

Taiwan

The Bonds have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan, The Republic of China and/or any other regulatory authority of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which could constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or any other regulatory authority of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the Bonds in Taiwan through a public offering or in any offering that requires registration, filing or approval of the Financial Supervisory Commission of Taiwan except pursuant to the applicable laws and regulations of Taiwan and the competent authority’s rulings thereunder.

United Arab Emirates

The Bonds have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) other than in compliance with the laws, regulations and rules of the United Arab Emirates, the Abu Dhabi Global Market and the Dubai International Financial Centre governing the issue, offering and sale of securities. Further, this prospectus supplement and the accompanying prospectus do not constitute a public offer of securities in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) and are not intended to be a public offer. This prospectus supplement and the accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, the Financial Services Regulatory Authority or the Dubai Financial Services Authority.

LEGAL MATTERS

Certain legal matters in connection with the offering of the Bonds will be passed on for SCE&G by McNair Law Firm, P.A., of Columbia, South Carolina, and Jim Odell Stuckey, Esq., our Senior Vice President and General Counsel, and for the underwriters by Troutman Sanders LLP, of Richmond, Virginia, which also performs other legal services for us. Troutman Sanders LLP will rely as to all matters of South Carolina law upon the opinion of Jim Odell Stuckey, Esq.

At August 9, 2018, Jim Odell Stuckey, Esq., owned beneficially 1,016 shares of SCANA’s Common Stock, including shares acquired by the trustee under SCANA’s 401(k) Retirement Savings Plan by use of contributions made by Mr. Stuckey and earnings thereon and including shares purchased by that trustee by use of SCANA contributions and earnings thereon.

EXPERTS

The consolidated financial statements and the related financial statement schedule, incorporated in this prospectus supplement and the related prospectus by reference from SCE&G’s Annual Report on Form 10-K for the year ended December 31, 2017, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion on the consolidated financial statements and financial statement schedule and includes an emphasis of matter paragraph regarding legal, legislative, and regulatory matters that may result in material impacts to results and the liquidity of the Company as a result of the abandoned Nuclear Project), which is incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Prospectus

SCANA Corporation

South Carolina Electric & Gas Company

100 SCANA Parkway

Cayce, South Carolina 29033 (803) 217-9000

SCANA CORPORATION

Medium Term Notes and Common Stock

SOUTH CAROLINA ELECTRIC & GAS COMPANY

First Mortgage Bonds

This prospectus contains summaries of the general terms of Medium Term Notes (the “Notes”) and Common Stock (the “Common Stock”) to be issued by SCANA Corporation (“SCANA”) and First Mortgage Bonds (the “Bonds”) to be issued by South Carolina Electric & Gas Company (“SCE&G”). You will find the specific terms of these securities, and the manner in which they are being offered, in supplements to this prospectus. You should read this prospectus and the prospectus supplement carefully before you invest.

The Common Stock is listed on The New York Stock Exchange under the symbol “SCG.” Unless otherwise indicated in a prospectus supplement, the other securities described in this prospectus will not be listed on a national securities exchange.

Investing in these securities involves risks. See “RISK FACTORS” beginning on page 1 herein to read about certain factors you should consider before buying these securities.

We urge you to carefully read this prospectus and the applicable prospectus supplement, which will describe the specific terms of the offering, before you make your investment decision.

A prospectus supplement will name any agents or underwriters involved in the sale of these securities and will describe any compensation not described in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus or any prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 16, 2018.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may sell any or all of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of these securities. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the relevant prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”

As used in this prospectus, “SCANA” refers to SCANA Corporation and “SCE&G” refers to South Carolina Electric & Gas Company. The terms “we,” “us” and “our” refer to SCANA when discussing the securities to be issued by SCANA, SCE&G when discussing the securities to be issued by SCE&G, and collectively to SCANA and SCE&G where the context requires. The term “Company” refers to SCANA and its subsidiaries.

RISK FACTORS

Investing in our securities involves a significant degree of risk. In deciding whether to invest in our securities, you should carefully consider those risk factors included in Item 1A, Risk Factors, of our most recent annual reports on Form 10-K, as supplemented by our quarterly reports after such annual reports on Form 10-Q, each of which is incorporated herein by reference, and those risk factors that may be included in the applicable prospectus supplement, together with all of the other information presented in this prospectus, any prospectus supplement and the documents we have incorporated by reference. Each of these factors could materially adversely affect our operations, financial results and the market price of our securities.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

Statements included in this prospectus, any prospectus supplement and the documents incorporated by reference herein which are not statements of historical fact are intended to be, and are hereby identified as, “forward-looking statements” for purposes of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include, but are not limited to, statements concerning the proposed merger with Dominion Energy, Inc. (“Dominion Energy”), recovery of abandonment costs associated with the abandoned construction of the hereinafter defined Unit 2 and Unit 3 (“Nuclear Project”), key earnings drivers, customer growth, environmental regulations and expenditures, leverage ratio, projections for pension fund contributions, financing activities, access to sources of capital, impacts of the adoption of new accounting rules and estimated capital and other expenditures. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “should,” “expects,” “forecasts,” “plans,” “targets,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” or “continue” or the negative of these terms or other similar terminology. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties, and that actual results could differ materially from those indicated by such forward-looking statements due to the information being of a preliminary nature and subject to further and/or continuing review and adjustment. Other important factors that could cause such material differences include, but are not limited to, the following:

(1) the occurrence of any event, change or other circumstances that could give rise to the failure by the Company to consummate the proposed merger with Dominion Energy; (2) the ability of the Company to recover through rates the costs expended on the abandoned nuclear Units 2 and 3 at V.C. Summer Nuclear Station (“Unit 2” and

“Unit 3”), and a reasonable return on those costs, under the abandonment provisions of the Base Load Review Act (the “BLRA”) or through other means; (3) uncertainties relating to the bankruptcy filing by Westinghouse Electric Company LLC and WECTEC Global Project Services, Inc.; (4) further changes in tax laws and realization of tax benefits and credits, and the ability or inability to realize credits and deductions, particularly in light of the abandonment of Unit 2 and Unit 3; (5) legislative and regulatory actions, particularly changes related to electric and gas services, rate regulation, regulations governing electric grid reliability and pipeline integrity, environmental regulations including any imposition of fees or taxes on carbon emitting generating facilities, the BLRA, and any actions affecting the abandonment of Unit 2 and Unit 3; (6) current and future litigation, including particularly litigation or government investigations or actions involving or arising from the construction or abandonment of Unit 2 and Unit 3 or arising from the proposed merger with Dominion Energy; (7) the results of short- and long-term financing efforts, including prospects for obtaining access to capital markets and other sources of liquidity, and the effect of rating agency actions on the Company’s cost of and access to capital and sources of liquidity; (8) the ability of suppliers, both domestic and international, to timely provide the labor, secure processes, components, parts, tools, equipment and other supplies needed which may be highly specialized or in short supply, at agreed upon quality and prices, for our construction program, operations and maintenance; (9) the results of efforts to ensure the physical and cyber security of key assets and processes; (10) changes in the economy, especially in areas served by subsidiaries of SCANA; (11) the impact of competition from other energy suppliers, including competition from alternate fuels in industrial markets; (12) the impact of conservation and demand side management efforts and/or technological advances on customer usage; (13) the loss of electricity sales to distributed generation, such as solar photovoltaic systems or energy storage systems; (14) growth opportunities for SCANA’s regulated and other subsidiaries; (15) the effects of weather, especially in areas where the generation and transmission facilities of SCANA and its subsidiaries are located and in areas served by SCANA’s subsidiaries; (16) changes in SCANA’s or its subsidiaries’ accounting rules and accounting policies; (17) payment and performance by counterparties and customers as contracted and when due; (18) the results of efforts to license, site, construct and finance facilities, and to receive related rate recovery, for generation and transmission; (19) the results of efforts to operate the Company’s electric and gas systems and assets in accordance with acceptable performance standards, including the impact of additional distributed generation; (20) the availability of fuels such as coal, natural gas and enriched uranium used to produce electricity; the availability of purchased power and natural gas for distribution; the level and volatility of future market prices for such fuels and purchased power; and the ability to recover the costs for such fuels and purchased power; (21) the availability of skilled, licensed and experienced human resources to properly manage, operate, and grow the Company’s businesses, particularly in light of uncertainties with respect to legislative and regulatory actions surrounding recovery of Nuclear Project costs and the announced potential merger; (22) labor disputes; (23) performance of SCANA’s pension plan assets and the effect(s) of associated discount rates; (24) inflation or deflation; (25) changes in interest rates; (26) compliance with regulations; (27) natural disasters, man-made mishaps and acts of terrorism that directly affect our operations or the regulations governing them; and (28) the other risks and uncertainties described from time to time in the reports filed by SCANA or SCE&G with the SEC.

We disclaim any obligation to update any forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. SCANA’s file number with the SEC is 001-08809 and SCE&G’s file number with the SEC is 001-03375. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. You may also read and copy these documents at the offices of The New York Stock Exchange, 20 Broad Street, New York, New York 10005.

This prospectus does not repeat important information that you can find elsewhere in the registration statement and in the reports and other documents which we file with the SEC under the Exchange Act. The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and information that we file later with the SEC will automatically update or supersede this information. We incorporate by reference the documents listed below and any future filings (other than any portions of those documents not deemed to be filed) made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, until all of the securities to which this prospectus relates are sold or the offering is otherwise terminated:

SCANA

•	Annual Report on Form 10-K for the year ended December 31, 2017;

•	Current Reports on Form 8-K, filed on January 4, 2018, January 5, 2018 and January 26, 2018;

•	the description of the Common Stock contained in SCANA’s Registration Statement under the Exchange Act on Form 8-B dated November 6, 1984, as amended May 26, 1995.

SCE&G

•	Annual Report on Form 10-K for the year ended December 31, 2017;

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or phone number, as the case may be:

Investor Relations

SCANA Corporation

220 Operation Way

Cayce, South Carolina 29033

(803) 217-9000

You may obtain more information by contacting our Internet website, at http://www.scana.com (which is not intended to be an active hyperlink). The information on our Internet website (other than the documents expressly incorporated by reference as set forth above) is not incorporated by reference in this prospectus, and you should not consider it part of this prospectus.

You should rely only on the information we incorporate by reference or provide in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

THE REGISTRANTS

SCANA is an energy-based holding company which, through its subsidiaries, engages principally in electric and natural gas utility operations and other energy-related businesses. Through its subsidiaries, the Company serves more than 719,000 electric customers in South Carolina and more than 1.3 million natural gas customers in South Carolina, North Carolina and Georgia.

SCANA is a South Carolina corporation with general business powers, and was incorporated on October 10, 1984. SCANA’s principal executive office is located at 100 SCANA Parkway, Cayce, South Carolina 29033, telephone (803) 217-9000, and its mailing address is 220 Operation Way, Cayce, South Carolina 29033-3701.

Regulated Utilities

The Company operates its regulated utility businesses in North Carolina and South Carolina through wholly-owned subsidiaries. These regulated businesses continue to be the foundation of the Company’s operations. The following is a discussion of the Company’s principal regulated utility subsidiaries.

SCE&G.    SCE&G is a South Carolina corporation with general business powers, and was incorporated on July 19, 1924. SCE&G is a public utility engaged in the generation, transmission, distribution and sale of electricity and the purchase, sale and transportation of natural gas in South Carolina. SCE&G’s electric service area extends into 24 counties covering nearly 16,000 square miles in the central, southern and southwestern portions of South Carolina. SCE&G’s service area for natural gas encompasses approximately 23,000 square miles in all or part of 35 counties in South Carolina. The total population of the counties representing SCE&G’s combined service area is more than 3.4 million. SCE&G’s principal executive office is located at 100 SCANA Parkway, Cayce, South Carolina 29033, telephone (803) 217-9000, and its mailing address is 220 Operation Way, Cayce, South Carolina 29033-3701.

SCE&G provides all of its electric generation capacity through its own facilities and through the purchase of all of the electric generation of Williams Station, which is owned by South Carolina Generating Company, Inc. (“GENCO”), a wholly owned subsidiary of SCANA.

PSNC Energy.    Public Service Company of North Carolina, Incorporated (“PSNC Energy”) is a public utility engaged primarily in purchasing, selling and transporting natural gas to approximately 563,000 residential, commercial and industrial customers in North Carolina. PSNC Energy’s franchised service area includes 28 counties covering approximately 12,000 square miles of North Carolina.

PSNC Energy is regulated by the North Carolina Utilities Commission (“NCUC”). PSNC Energy’s rates are established using a benchmark cost of gas approved by the NCUC, which may be modified periodically to reflect changes in the market price of natural gas and, through operation of the Customer Usage Tracker, PSNC Energy’s base rates for residential and commercial customers are also adjusted based on average per customer consumption. The NCUC reviews PSNC Energy’s gas purchasing practices each year.

Principal Nonregulated Business

SCANA Energy.    SCANA Energy Marketing, Inc. (“SCANA Energy”) markets natural gas primarily in the southeastern United States, and provides energy-related risk management services to producers and customers. A division of SCANA Energy sells natural gas in Georgia’s deregulated natural gas market and serves as Georgia’s regulated provider under a contract with the Georgia Public Service Commission.

The information above concerning us and our subsidiaries is only a summary and does not purport to be comprehensive. For additional information concerning us and our subsidiaries, you should refer to the information described in “WHERE YOU CAN FIND MORE INFORMATION.”

RATIO OF EARNINGS TO FIXED CHARGES

Our historical ratios of earnings (loss) to fixed charges are as follows:

	Years ended December 31,
	2017	2016	2015	2014	2013
SCANA	0.43	3.38	4.40	3.39	3.22
SCE&G	(0.10)	3.66	3.69	3.77	3.48

The earnings deficiency below fixed charges for 2017 is approximately $219.1 million for the Company and approximately $338.0 million for SCE&G. Ratios for 2017 reflect impairment losses related to the Nuclear Project.

For purposes of these ratios, earnings represent pre-tax income (loss) from continuing operations before adjustment for income or loss from equity investees plus fixed charges. Fixed charges represent interest charges and the estimated interest portion of annual rentals.

USE OF PROCEEDS

Unless we state otherwise in a prospectus supplement, the net proceeds from the sale of the securities offered by this prospectus will be used for financing capital expenditures, for refunding, redeeming or retiring debt and for other general corporate purposes. Pending application of the net proceeds for specific purposes, we may invest the proceeds in short-term or marketable securities.

DESCRIPTION OF THE MEDIUM TERM NOTES

General

SCANA will issue the Notes under an Indenture dated as of November 1, 1989 (the “Note Indenture”), between SCANA and The Bank of New York Mellon Trust Company, N. A. (successor to The Bank of New York), as trustee (the “Note Trustee”). A copy of the Note Indenture has been incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. The information in this section “DESCRIPTION OF THE MEDIUM TERM NOTES” briefly outlines some of the provisions of the Note Indenture. Please review the Note Indenture that we filed with the SEC for a full statement of those provisions. See “WHERE YOU CAN FIND MORE INFORMATION” on how to obtain a copy of the Note Indenture. You may also review the Note Indenture at the Note Trustee’s offices at 101 Barclay Street 8W, New York, New York 10286.

Capitalized terms used and defined under this heading “DESCRIPTION OF THE MEDIUM TERM NOTES” have the meanings given such terms as defined herein. Capitalized terms used under this heading which are not otherwise defined in this prospectus have the meanings given those terms in the Note Indenture. The summaries under this heading “DESCRIPTION OF THE MEDIUM TERM NOTES” are not detailed. Whenever particular provisions of the Note Indenture or terms defined in the Note Indenture are referred to, those statements are qualified by reference to the Note Indenture. References to article and section numbers under this heading “DESCRIPTION OF THE MEDIUM TERM NOTES,” unless otherwise indicated, are references to article and section numbers of the Note Indenture.

The Notes and all other debentures, notes or other evidences of indebtedness issued under the Note Indenture (referenced in this section as “debt securities”) will be unsecured and will in all respects be equally and ratably entitled to the benefits of the Note Indenture, without preference, priority or distinction, and will rank equally with all other unsecured and unsubordinated indebtedness of SCANA. The Note Indenture does not limit the amount of debt securities that can be issued thereunder, and provides that our Notes may be executed in one or more series, as established in or pursuant to a board resolution and set forth in an officers’ certificate or established in one or more supplemental indentures, and authenticated and delivered upon the delivery to the Note Trustee of such company orders, opinions and officers’ certificates as may be required under the Note Indenture. (Sections 301 and 302) The Note Indenture also allows us to “reopen” any series of debt securities (including any series of Notes) by issuing additional debt securities of that series, if permitted by the terms of that series.

Each prospectus supplement which accompanies this prospectus in connection with an offering of Notes will set forth some or all of the following information to describe a particular series of Notes:

•	any limit upon the aggregate principal amount of the Notes;

•	the date or dates on which the principal of the Notes will be payable;

•	the rate or rates at which the Notes will bear interest, if any (or the method of calculating the rate); the date or dates from which the interest will accrue; the date or dates on which the interest will be payable (“Interest Payment Dates”); the record dates for the interest payable on the Interest Payment Dates; and the basis upon which interest will be calculated if other than of a 360-day year of twelve 30-day months;

•	any option on the part of us or the holders thereof to redeem the Notes and redemption terms and conditions;

•	any obligation on our part to redeem or purchase the Notes in accordance with any sinking fund or analogous provisions or at the option of the holder and the relevant terms and conditions for that redemption or purchase;

•	the denominations of the Notes;

•	whether the Notes are subject to a book-entry system of transfers and payments; and

•	any other particular terms of the Notes and of their offering. (Section 301)

Payment of Notes; Transfers; Exchanges

Unless otherwise provided in a prospectus supplement, we will pay any interest due on each Note to the person in whose name that Note is registered as of the close of business on the record date relating to each Interest Payment Date. However, we will pay interest when the Notes mature (whether the Notes mature on their stated date of maturity, the date the Notes are redeemed or otherwise) to the person to whom the principal payment on the Notes is paid. If there is a default in the payment of interest on the Notes, we may either (1) choose a special record date which special record date is between ten and fifteen days prior to a payment date and pay on that payment date the holders of the Notes as of the close of business on that special record date, or (2) pay the holders of the Notes in any other lawful manner, all as more fully described in the Note Indenture. (Section 307)

We will pay principal of, and any premium and interest due on, the Notes at maturity or upon earlier redemption or repayment of a Note upon surrender of that Note at the office of the paying agent (currently, the Note Trustee in New York, New York). (Sections 307, 308, 1001 and 1105) The applicable prospectus supplement identifies any other place of payment and any other paying agent. We may change the place at which the Notes will be payable, may appoint one or more additional paying agents and may remove any paying agent, all at our discretion. (Section 1002) Further, if we provide money to a paying agent to be used to make payments of principal of, premium (if any) or interest on any Note and that money has not rightfully been claimed two years after the applicable principal, premium or interest payment is due, then we may instruct the paying agent to remit that money to us, and any holder of a Note seeking those payments may thereafter look only to us for that money. (Section 1003)

Except as provided in a prospectus supplement, if principal of or premium (if any) or interest on the Notes is payable on a day which is not a Business Day, payment thereof will be postponed to the next Business Day, and no additional interest will accrue as a result of the delayed payment. (Section 114)

“Business Day” means any day other than a Saturday or Sunday that is not a day on which banking institutions in Washington, D.C., or in New York, New York, are authorized or obligated by law or executive order to be closed.

The “record date” will be 15 calendar days prior to each Interest Payment Date, whether or not that day is a Business Day, unless otherwise indicated in this prospectus or in the applicable prospectus supplement.

You may transfer or exchange the Notes for other Notes of the same series, in authorized denominations (which are, unless otherwise stated in the prospectus supplement, denominations of $1,000 and any integral multiple thereof), and of like aggregate principal amount, at our office or agency in New York, New York (currently, the Note Trustee). At our discretion, we may change the place for registration and transfer of the Notes, and we may appoint one or more additional security registrars and remove any security registrar. The prospectus supplement will identify any additional place for registration of transfer and any additional security registrar. You are not responsible for paying a service charge for any transfer or exchange of the Notes, but you may have to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of the Notes. (Sections 305, 307 and 1002)

Redemptions

The Notes are subject to redemption prior to their stated maturity, as set forth in the relevant prospectus supplement. (Section 1101) If we redeem some or all of the Notes, the Note Trustee must notify you between 30 and 60 (or such shorter period specified in the applicable prospectus supplement) days before the redemption date (by first-class mail, postage prepaid) that some or all of the Notes will be redeemed. (Sections 106 and 1104) Further, if only a part of a Note is redeemed, then the holder of the unredeemed part of that Note will receive one or more new Notes. (Section 1107) The Notes will not be subject to any sinking fund. (Section 1201)

Notwithstanding the foregoing, at any time, we may purchase the Notes or beneficial ownership interests in the Notes (if they are held in book-entry form) at any price in the open market or otherwise. In our sole discretion, we may hold, resell or retire any Notes or beneficial ownership interests in those Notes that we purchase.

Defaults

The following are defaults under the Note Indenture with respect to debt securities issued under the Note Indenture:

(1)	We fail to make payment of principal and premium (if any) on the debt securities when due and payable at maturity,

(2)	We fail to make payment of any interest or any other amount when due and payable on the debt securities, and such default continues for a period of 30 days;

(3)	We fail to deposit any sinking fund payment when due and payable on the debt securities, and such default continues for a period of three Business Days;

(4)	We file for bankruptcy or certain other events involving insolvency, receivership or bankruptcy occur;

(5)	We fail to perform certain covenants or agreements contained in the Note Indenture or the occurrence of other events specified as defaults with respect to the debt securities;

(6)	Either we or our principal subsidiaries (notably SCE&G and GENCO) fail to make payment on certain indebtedness or otherwise fail to perform under such indebtedness or the mortgage, indenture or other instrument authorizing, relating to or securing such indebtedness.

Certain of these events become defaults only after the lapse of prescribed periods of time and/or notice from the Note Trustee. (Section 501)

Upon the occurrence of a default under the Note Indenture, either the Note Trustee or the holder of at least 25% in principal amount of outstanding debt securities of the affected series may declare the principal of all outstanding debt securities of that series immediately due and payable. However, if the default is cured, the holders of a majority in principal amount of outstanding debt securities of the affected series may rescind that declaration and annul the declaration and its consequences. (Section 502)

The holders of a majority in principal amount of outstanding debt securities of the affected series may direct the time, method and place of conducting any proceeding for the enforcement of the Note Indenture. (Section 512)

No holder of any debt security of any series has the right to institute any proceeding with respect to the Note Indenture unless:

•	the holder previously gave written notice of a continuing event of default relating to the debt securities of that series to the Note Trustee,

•	the holders of more than 25% in principal amount of outstanding debt securities of the affected series offer to the Note Trustee reasonable indemnity against costs and liabilities and request the Note Trustee to take action, and the Note Trustee declines to take action for 60 days after receipt of such request, and

•	the holders of a majority in principal amount of outstanding debt securities of the affected series give no inconsistent direction during such 60-day period;

provided, however, that each holder of a Note shall have the right to enforce payment of that Note when due. (Sections 507 and 508)

The Note Trustee must notify the holders of the debt securities of any series within 90 days after a default has occurred with respect to those debt securities, unless that default has been cured or waived, provided, however, except in the case of default in the payment of principal of, premium (if any), or interest or other amount payable on any debt security, the Note Trustee may withhold the notice if it determines that it is in the interest of those holders to do so. (Section 602)

We are required under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), to furnish to the Note Trustee at least once every year a certificate as to our compliance with the conditions and covenants under the Note Indenture and to deliver reports, information and other documents to the Note Trustee and to file certain documents with the SEC. (Sections 704 and 1005)

Covenants, Consolidation, Merger, Etc.

The Note Indenture provides that we will keep the property that we use in our business, or in the business of our subsidiaries, in good working order, and will improve it as necessary to properly conduct our business and that of our subsidiaries, as the case may be. (Section 1007) Except as described in the next paragraph, the Note Indenture provides that we will also maintain our corporate existence, rights and franchises and those of SCE&G and GENCO (collectively, our “Principal Subsidiaries”). (Section 1006) However, we are not required to preserve (a) the corporate existence of any of our subsidiaries other than our Principal Subsidiaries or (b) any such right or franchise if we determine that its preservation is not desirable in the conduct of our business or the business of our subsidiaries, consolidated as a whole, or its loss is not disadvantageous in any material respect to the holders of the outstanding debt securities of any series. (Section 1006)

The Note Indenture provides that we may, without the consent of the holders of the debt securities, consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge into another corporation, provided that (1) we are the continuing corporation, or, if not, the successor corporation assumes by a supplemental indenture our obligations under the Note Indenture and (2) immediately after giving effect to such transaction there will be no default in the performance of any such obligations. (Section 801)

The Note Indenture provides that neither we nor our subsidiaries may issue, assume or guarantee any notes, bonds, debentures or other similar evidences of indebtedness for money borrowed (“Debt”) secured by a mortgage, lien, pledge or other encumbrance (“Mortgages”) upon any property of ours or our subsidiaries without effectively providing that the debt securities of each series issued under the Note Indenture (together with, if we so determine, any other indebtedness or obligation then existing or thereafter created ranking equally with those debt securities) are secured equally and ratably with (or prior to) such Debt so long as such Debt is so secured, except that this restriction will not apply to:

(1) Mortgages to secure Debt issued under

•	the Indenture, dated April 1, 1993, between SCE&G and The Bank of New York Mellon Trust Company, N.A. (successor to NationsBank of Georgia, National Association), as Trustee, and

•	the Mortgage and Security Agreement, dated August 21, 1992, between GENCO and The Prudential Insurance Company of America, as amended and restated by the Second Amended and Restated Mortgage and Security Agreement dated May 30, 2008, between GENCO and The Bank of New York Mellon Trust Company, N.A., as Collateral Agent,

each as amended and supplemented to date and as it may be hereafter amended and supplemented from time to time (“Existing Mortgages”), or any extension, renewal or replacement of any of them;

(2) Mortgages affecting property of a corporation existing at the time it becomes our subsidiary or at the time it is merged into or consolidated with us or one of our subsidiaries;

(3) Mortgages on property existing at the time of acquisition thereof or incurred to secure payment of all or part of the purchase price thereof or to secure Debt incurred prior to, at the time of, or within 12 months after the acquisition for the purpose of financing all or part of the purchase price thereof;

(4) Mortgages on any property to secure all or part of the cost of construction or improvements thereon or Debt incurred to provide funds for such purpose in a principal amount not exceeding the cost of such construction or improvements;

(5) Mortgages which secure only an indebtedness owing by one of our subsidiaries to us or to another of our subsidiaries;

(6) certain Mortgages to government entities, including mortgages to secure debt incurred in pollution control or industrial revenue bond financings;

(7) Mortgages required by any contract or statute in order to permit us or one of our subsidiaries to perform any contract or subcontract made with or at the request of the United States of America, any state or any department, agency or instrumentality or political subdivision of either;

(8) Mortgages to secure loans to us or to our subsidiaries maturing within 12 months from the creation thereof and made in the ordinary course of business;

(9) Mortgages on any property (including any natural gas, oil or other mineral property) to secure all or part of the cost of exploration, drilling or development thereof or to secure Debt incurred to provide funds for any such purpose;

(10) Mortgages existing on the date of the Note Indenture;

(11) “Excepted Encumbrances” and “Permitted Encumbrances” as such terms are defined in any of the Existing Mortgages;

(12) certain Mortgages typically incurred in the ordinary course of business or arising from any litigation or any legal proceeding which is currently being contested in good faith; and

(13) any extension, renewal or replacement of any Mortgage referred to in the foregoing clauses (2) through (12), which does not increase the amount of debt secured thereby at the time of the renewal, extension or modification.

Notwithstanding the foregoing, the Note Indenture provides that we and any or all of our subsidiaries may, without securing the debt securities, issue, assume or guarantee Debt secured by Mortgages in an aggregate principal amount which (not including Debt permitted to be secured under clauses (1) to (13) inclusive above) does not at any one time exceed 10% of the Consolidated Net Tangible Assets (as hereinafter defined) of us and our subsidiaries. (Section 1009)

“Consolidated Net Tangible Assets” is defined as the total amount of assets appearing on the consolidated balance sheet of us and our subsidiaries subtracting, without duplication, the following:

•	all reserves for depreciation and other asset valuation reserves but excluding reserves for deferred federal income taxes;

•	all intangible assets such as goodwill, trademarks, trade names, patents and unamortized debt discount and expense; and

•	all appropriate adjustments on account of minority interests of other persons holding voting stock in any of our subsidiaries. (Section 101)

Modification, Waiver and Meetings

We may, without the consent of any holders of outstanding debt securities, enter into supplemental indentures for, including but not limited to, the following purposes:

•	to add to our covenants for the benefit of the holders or to surrender a right or power conferred upon us in the Note Indenture,

•	to secure the debt securities,

•	to establish the form or terms of any series of debt securities, or

•	to make certain other modifications, generally of a ministerial or immaterial nature. (Section 901)

We may amend the Note Indenture for other purposes only with the consent of the holders of a majority in principal amount of each affected series of outstanding debt securities. However, we may not amend the Note Indenture without the consent of the holder of each affected outstanding debt security for the following purposes:

•	to change the stated maturity or redemption date of the principal of, or any installment of interest on, any debt security or to reduce the principal amount, the interest rate of, any other amount payable in respect of or any premium payable on the redemption of any debt security;

•	to reduce the principal amount of any debt security which is an Original Issue Discount Security (as defined in the Note Indenture) that would be due upon a declaration of acceleration of that security’s maturity;

•	to change the place or currency of any payment of principal of or any premium or interest on any debt security;

•	to impair the right to institute suit for the enforcement of any payment on or with respect to any debt security after the stated maturity or redemption date of that debt security;

•	to reduce the percentage in principal amount of outstanding debt securities of any series for which the consent of the holders is required to modify or amend the Note Indenture or to waive compliance with certain provisions of the Note Indenture, or reduce certain quorum or voting requirements of the Note Indenture; or

•	to modify the foregoing requirements or reduce the percentage of outstanding debt securities necessary to modify other provisions of the Note Indenture or waive any past default thereunder. (Section 902)

Except with respect to certain fundamental provisions, the holders of a majority in principal amount of outstanding debt securities of any series may waive past defaults with respect to that series and may waive our compliance with certain provisions of the Note Indenture with respect to that series. (Sections 513 and 1010)

We, the Note Trustee or the holders of at least 10% in principal amount of the outstanding debt securities of the applicable series, may at any time call a meeting of the holders of debt securities of a particular series, and notice of that meeting will be given in accordance with “Notices” below. (Section 1402) Any resolution passed or decision taken at any meeting of holders of debt securities of a particular series duly held in accordance with the Note Indenture will be binding on all holders of debt securities of that series. The quorum at any meeting called for the holders of debt securities of a particular series to adopt a resolution, and at any reconvened meeting, will be a majority in principal amount of the outstanding debt securities of that series. (Section 1404)

Notices

Notices to holders of the Notes will be given by mail to the addresses of such holders as they appear in the security register. (Section 106)

Defeasance

If we deposit with the Note Trustee, money or Federal Securities (as defined in the Note Indenture) sufficient to pay, when due, the principal, premium (if any) and interest due on the Notes, then we will be discharged from any and all obligations with respect to the Notes, except for certain continuing obligations to register the transfer or exchange of those debt securities, to maintain paying agencies and to hold moneys for payment in trust. (Section 401)

Our Relationship with the Note Trustee

The Note Trustee and/or one or more of its affiliates may be lenders under our, or our subsidiaries’, credit agreements and may provide other commercial banking, investment banking and other services to us and/or our subsidiaries. The Note Trustee will be permitted to engage in other transactions with us and/or our subsidiaries; however, if the Note Trustee acquires any conflicting interest, as defined in the Trust Indenture Act or provided under the Note Indenture, it must eliminate the conflict or resign.

DESCRIPTION OF THE COMMON STOCK

General

The rights of holders of the Common Stock are currently governed by the South Carolina Business Corporation Act of 1988 (the “SCBCA”), Title 35, Chapter 2 of the Code of Laws of South Carolina 1976, as amended (the “Business Combination Statutes”), and the restated articles of incorporation and bylaws of SCANA, copies of which restated articles of incorporation and bylaws have been incorporated by reference as exhibits to the registration statement of which this prospectus is a part. The following summary describes the material rights of SCANA’s shareholders. The summaries under this heading are not detailed. Whenever particular provisions of the restated articles of incorporation or bylaws of SCANA are referred to, those statements are qualified by reference to those restated articles of incorporation or bylaws, as applicable.

Authorized Capital Stock: Under the SCBCA, a corporation may not issue a greater number of shares than have been authorized by its articles of incorporation. The authorized capital stock of SCANA consists of 200,000,000 shares of SCANA common stock, without par value, and no shares of preferred stock. At the close of business on February 28, 2018, 142,916,917 shares of our common stock were issued, of which 142,638,371 were outstanding. At February 28, 2018, not more than 13.8 million shares of our common stock were reserved for issuance pursuant to our benefit plans and our Investor Plus Plan.

Voting: Holders of the Common Stock are entitled to one vote, in person or by proxy, for each share held on the applicable record date with respect to each matter submitted to a vote at a meeting of stockholders, and may not cumulate their votes.

Dividends: Holders of the Common Stock are entitled to receive dividends as and when declared by our board of directors out of funds legally available therefor.

Liquidation Rights: In the event we liquidate, dissolve or wind up our affairs, the holders of the Common Stock would be entitled to share ratably in all of our assets available for distribution to shareholders of our common stock remaining after payment in full of liabilities.

Other Rights: Holders of the Common Stock do not have preemptive rights to subscribe for additional shares when we offer for sale additional shares of our common stock nor are they liable to further capital calls or to assessments by us. The Common Stock does not have any sinking fund or conversion provisions.

Listing: The Common Stock is listed on The New York Stock Exchange under the symbol “SCG”.

Transfer Agent and Registrar: The transfer agent and registrar for the Common Stock is currently Equiniti Trust Company.

Provisions Relating to Change in Control

SCANA’s restated articles of incorporation and bylaws, the SCBCA and the Business Combination Statutes contain provisions which could have the effect of delaying, deferring or preventing a change in control of SCANA. These provisions are summarized below.

Corporate Governance Provisions

SCANA’s restated articles of incorporation provide that its board of directors is subdivided into three classes, with each class as nearly equal in number of directors as possible. Each class of directors serves for three years and one class is elected each year. SCANA currently has nine directors (in classes with terms expiring in 2018, 2019 and 2020). SCANA’s restated articles of incorporation and bylaws provide that:

•	the authorized number of directors may range from a minimum of nine to a maximum of 20, as determined from time to time by the directors;

•	directors can be removed except for cause only by the affirmative vote of the holders of 80 percent of the shares of SCANA’s stock who are entitled to vote; and

•	vacancies and newly created directorships on SCANA’s board of directors can be filled by a majority vote of the remaining directors then in office, even though less than a quorum is present when the vote was held, and any new director elected to fill a vacancy will serve until the next shareholders’ meeting at which directors of any class are elected.

Anti-Takeover Provisions and Prevention of Greenmail

Certain provisions of SCANA’s restated articles of incorporation and bylaws, the SCBCA and the Business Combination Statutes may have the effect of discouraging unilateral tender offers or other attempts to take over and acquire our business. These provisions might discourage some potentially interested purchaser from attempting a unilateral takeover bid for us on terms which some shareholders might favor.

The SCBCA provides that any merger, share exchange or sale of substantially all of SCANA’s assets must be approved by holders of at least two-thirds of SCANA shares outstanding. Abstentions and broker non-votes have the effect of a vote against any such proposed transaction. As described in the following paragraphs, greater or additional voting requirements may apply in certain circumstances.

SCANA’s restated articles of incorporation provide that any “business combination” involving SCANA and any “related person” or any affiliate or associate of a related person must be approved by holders of at least 80% of SCANA common stock. However, such higher vote is not required if (i) the business combination is approved by a majority of the directors who are not the related person or an affiliate or associate of the related person and who were directors immediately before the related person became a related person, (ii) the business combination is solely with a subsidiary of SCANA and does not have the effect of increasing the voting power of the related person or (iii) the business combination satisfies certain minimum price and other standards and no “extraordinary event” occurs after the related person becomes a related person and prior to the business combination, all as described in SCANA’s restated articles of incorporation.

For purposes of these provisions:

•	a “related person” means any person (with certain exceptions) who is the beneficial owner of more than 10% of SCANA common stock;

•	a “business combination” means any of the following transactions, when entered into by SCANA or a subsidiary of SCANA with, or upon a proposal by or on behalf of, a related person: (a) a merger or completion of a plan of share exchange of SCANA or any subsidiary, (b) the sale, lease, mortgage, pledge, transfer or other disposition other than in the ordinary course of business of assets of SCANA or any subsidiary having an aggregate fair market value of $10 million or more, (c) the issuance or transfer by SCANA or any subsidiary of any securities of SCANA or that subsidiary, other than proportionately to all SCANA shareholders or such subsidiary, (d) the adoption of any plan or proposal for the liquidation or dissolution of SCANA, (e) a reclassification of securities, recapitalization or other transaction (whether or not involving a related person) which has the effect of increasing the voting power of a related person in the capital stock of SCANA or any subsidiary, or (f) any agreement, contract or other arrangement providing directly or indirectly for any of the foregoing; and

•	an “extraordinary event” means, as to any business combination and any related person, any of the following events that is not approved by a majority of all SCANA directors who are not related persons or affiliates, associates or representatives of related persons and who were directors immediately prior to the time such related person became a related person, including but not limited to: (a) any reduction in the annual rate of dividends on SCANA common stock or failure to increase such annual rate to reflect any reclassification, recapitalization, reorganization or any similar transaction that reduces the number of outstanding shares of SCANA common stock, (b) the receipt by a related person of any direct or indirect benefit from any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by SCANA or its subsidiaries, whether in anticipation of or in connection with the business combination or otherwise or (c) any increase in the number of shares of common stock that the related person owns, except in a transaction that does not increase the related person’s percentage of ownership thereof.

The Business Combination Statutes contain several provisions relating to transactions with interested shareholders (holders of more than 10% of the voting power of a corporation’s outstanding voting shares or any person who currently is or was within the two years prior to such transaction an affiliate or associate of such interested shareholder). The Business Combination Statutes prohibit a South Carolina corporation from engaging in a business combination of the type described in the foregoing paragraph (except that only such sales, leases, mortgages, pledges, transfers or other dispositions of assets which represent at least ten percent of the assets, earning power or net income, determined on a consolidated basis, or aggregate market value of the outstanding shares, of such corporation shall be taken into account) with an interested shareholder unless such business combination meets the requirements of the corporation’s articles of incorporation and either (i) is approved by (a) such corporation’s board of directors prior to the date the interested shareholder first becomes an interested shareholder (“share acquisition date”), or (b) affirmative vote of the holders of a majority of the outstanding voting shares not beneficially owned by the interested shareholder (or any affiliate or associate thereof), at a meeting called for that purpose no earlier than two years after the interested shareholder’s share acquisition date, or (ii) satisfies certain minimum price and other standards described in the Business Combination Statutes. However, if such business combination occurs during the two years following the interested shareholder’s share acquisition date, such business combination must also be approved by a majority of disinterested directors. For purposes of these provisions, a director of a corporation is disinterested if the director is not a present or former officer or employee of such corporation. The Business Combination Statutes permit corporations to opt out of the business combinations provisions. SCANA has not opted out.

The Business Combination Statutes also contain provisions regulating certain control share acquisitions, which are transactions causing the voting strength of any person acquiring beneficial ownership of shares of a South Carolina public corporation to meet or exceed certain threshold voting percentages (20%, 33 1/3%, or 50%). Shares acquired in a control share acquisition have no voting rights unless the voting rights are granted by a majority vote of all outstanding shares other than those held by the acquiring person or any officer or employee-director of the corporation. The acquiring person may require that a special meeting of the shareholders be held to consider the grant of voting rights to the shares acquired in the control share acquisition.

The Business Combination Statutes permit a South Carolina corporation to redeem the shares purchased by an acquiring person in a control share acquisition if so authorized in a corporation’s articles of incorporation or bylaws before a control share acquisition has occurred, and if the acquiring person fails to deliver a statement to such corporation listing information required by the Business Combination Statutes or if the shareholders vote not to grant voting rights to the acquiring person. Neither SCANA’s restated articles of incorporation nor our bylaws contain such authorizations. The Business Combination Statutes permit corporations to opt out of the control share acquisition provisions. SCANA has not opted out.

SCANA’s restated articles of incorporation also require the approval of the holders of a majority of the outstanding shares of SCANA’s common stock before SCANA may purchase any outstanding shares of its common stock from any person known by SCANA to be an owner of more than three percent of SCANA’s common stock, which we refer to as a selling shareholder, who has purchased or agreed to purchase any of such shares within the most recent two-year period at a price known by SCANA to be above “market price” (unless SCANA purchases such shares on the same terms as a result of an offer by SCANA to purchase all of the outstanding shares of SCANA common stock). For purposes of the vote required to approve such transaction with a selling shareholder, the shares of SCANA common stock held by such selling shareholder shall be counted as having abstained regardless of how they have been voted. For purposes of these provisions, “market price” means the highest closing sale price, during the 30-day period immediately preceding the date in question, of a share of SCANA common stock on the composite tape for New York Stock Exchange issues.

DESCRIPTION OF THE FIRST MORTGAGE BONDS

General

SCE&G will issue the Bonds in one or more series under an Indenture, dated as of April 1, 1993, as supplemented (the “Mortgage”), between SCE&G and The Bank of New York Mellon Trust Company, N.A. (successor to NationsBank of Georgia, National Association), as trustee (the “Bond Trustee”). The term “Bonds” in this prospectus also includes all other debt securities issued and outstanding under the Mortgage. A copy of the

Mortgage has been incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. The information under this heading “DESCRIPTION OF THE FIRST MORTGAGE BONDS” briefly outlines some of the provisions of the Mortgage. Please review the Mortgage that we filed with the SEC for a full statement of those provisions. See “WHERE YOU CAN FIND MORE INFORMATION” on how to obtain a copy of the Mortgage. You may also review the Mortgage at the Bond Trustee’s offices at 200 Ashford Center North, Suite 550, Atlanta, Georgia 30338.

Capitalized terms used and defined under this heading “DESCRIPTION OF THE FIRST MORTGAGE BONDS” have the meanings given such terms as defined herein. Capitalized terms used under this heading “DESCRIPTION OF THE FIRST MORTGAGE BONDS” which are not otherwise defined in this prospectus have the meanings given those terms in the Mortgage. The summaries under this heading “DESCRIPTION OF THE FIRST MORTGAGE BONDS” are not detailed. Whenever particular provisions of the Mortgage or terms defined in the Mortgage are referred to, those statements are qualified by reference to the Mortgage. References to article and section numbers under this heading “DESCRIPTION OF THE FIRST MORTGAGE BONDS,” unless otherwise indicated, are references to article and section numbers of the Mortgage.

Provisions of a Particular Series

The Bonds of a series need not be issued at the same time, bear interest at the same rate or mature on the same date. Unless otherwise provided in the terms of a series, a series may be reopened, without notice to or consent of any holder of outstanding Bonds, for issuances of additional Bonds of that series. Each prospectus supplement relating to a series of Bonds which accompanies this prospectus will set forth the following information to describe the series of Bonds, unless the information is the same as the information included in this section:

•	the title of the series of Bonds;

•	the aggregate principal amount and any limit upon the aggregate principal amount of the series of Bonds;

•	the date or dates on which the principal of the series of Bonds will be payable, and any right that we have to change the date on which principal is payable;

•	the rate or rates at which the series of Bonds will bear interest, if any (or the method of calculating the rate);

•	the date or dates from which the interest will accrue;

•	the dates on which the interest will be payable (“Interest Payment Dates”);

•	the record dates for the interest payable on the Interest Payment Dates;

•	any option on our part to redeem the series of Bonds and redemption terms and conditions;

•	any obligation on our part to redeem or purchase the series of Bonds in accordance with any sinking fund or analogous provisions or at the option of the holder and the relevant terms and conditions for that redemption or purchase;

•	the denominations of the series of Bonds, if other than $1,000 and integral multiples thereof;

•	if the amount of the principal of or premium (if any) or interest on the series of Bonds is determined with reference to an index or other facts or events ascertainable outside of the Mortgage, the manner in which such amount may be determined;

•	any variation to the definition of “Business Day” as defined in the Mortgage;

•	the portion of the principal payable upon acceleration of maturity, if other than the entire principal amount;

•	whether the series of Bonds is subject to a book-entry system of transfers and payments; and

•	any other particular terms of the series of Bonds and of its offering. (Section 201)

Payment of Bonds; Transfers; Exchanges

We will pay any interest which is due on each New Bond to the person in whose name that New Bond is registered as of the close of business on the record date relating to the Interest Payment Date. (Section 207) However, we will pay interest which is payable when the Bonds mature (whether the Bonds mature on their stated date of maturity, the date the Bonds are redeemed or otherwise) to the person to whom the relevant principal payment on the Bonds is to be paid.

We will pay principal of, and any premium and interest on, the Bonds at our office or agency in Atlanta, Georgia (currently, the Bond Trustee). The applicable prospectus supplement for any series of Bonds will specify any other place of payment and any other paying agent. We may change the place at which the Bonds will be payable, may appoint one or more additional paying agents (including us) and may remove any paying agent, all at our discretion. (Section 702)

Except as provided in a prospectus supplement, if principal of or premium (if any) or interest on the Bonds is payable on a day which is not a Business Day, payment thereof may be postponed to the next succeeding Business Day, and no additional interest will accrue as a result of the delayed payment. (Section 116)

“Business Day” means any day, other than a Saturday or Sunday, which is not a day on which banking institutions or trust companies in Atlanta, Georgia are generally authorized or required by law, regulation or executive order to remain closed. (Section 101)

You may transfer or exchange the Bonds for other Bonds of the same series, in authorized denominations, and of like tenor and aggregate principal amount, at our office or agency in Atlanta, Georgia (currently, the Bond Trustee). At our discretion, we may change the place for registration and transfer of the Bonds, and we may appoint one or more additional security registrars (including us) and remove any security registrar. The prospectus supplement will identify any additional place for registration of transfer and any additional security registrar. You are not responsible for paying a service charge for any transfer or exchange of the Bonds, but you may have to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of the Bonds. (Section 205)

Redemption

The Bonds are subject to redemption, as set forth in the relevant prospectus supplement, only upon notice by mail (unless waived) not less than 30 days (or such other period set forth in the relevant prospectus supplement) prior to the redemption date. If less than all the Bonds of a series are to be redeemed, the particular Bonds to be redeemed will be selected by the method as shall be provided for any particular series, or in the absence of any such provision, by any method as the security registrar deems fair and appropriate. (Sections 109, 903 and 904)

We may, in any notice of redemption, make any redemption conditional upon receipt by the Bond Trustee, on or prior to the date fixed for redemption, of money sufficient to pay the redemption price. If the Bond Trustee has not received that money, we will not be required to redeem those Bonds and we will then give notice to that effect. (Section 904)

Security

General

The Bonds of each series will be equally and ratably secured under the Mortgage. The Bonds are secured by the lien of the Mortgage on substantially all of our properties used in the generation, purchase, transmission, distribution and sale of electricity which have not been released from, or transferred not subject to, the lien of the Mortgage, and any other property which we may elect to subject to the lien of the Mortgage. (Granting Clauses)

If we merge or are consolidated with another corporation and certain conditions set forth in the Mortgage are satisfied, the existing mortgage or deed of trust or similar indenture entered into by such corporation may be designated as a “Class A Mortgage” and bonds issued thereunder would be “Class A Bonds” for purpose of the Mortgage. In that event, the Bonds will be secured, additionally, by such Class A Bonds as may be issued under the Class A Mortgage and deposited with the Bond Trustee and by the lien of the Mortgage, which lien would be junior to the lien of Class A Mortgage with respect to the property subject to such Class A Mortgage. (Section 1206) Presently, we have no Class A Bonds outstanding.

Lien of the Mortgage

The lien of the Mortgage is subject to the prior first mortgage lien of a Class A Mortgage, if any, liens on after-acquired property existing at the time of acquisition and various permitted liens, including:

•	tax liens, mechanics’, materialmen’s and similar liens and certain employees’ liens, in each case, which are not delinquent or which are being contested,

•	certain judgment liens and easements, reservations and rights of others (including governmental entities) in, and defects of title to, the property subject to the lien of the Mortgage which do not materially impair its use by us,

•	certain leases, and

•	certain other liens (including but not limited to liens which are immaterial to our operations) and encumbrances. (Granting Clauses and Section 101)

The following, among other things, are excepted from the lien of the Mortgage:

•	cash and securities not held under the Mortgage,

•	contracts, leases and other agreements, bills, notes and other instruments, receivables, claims, certain intellectual property rights and other general intangibles,

•	automotive and similar vehicles, movable equipment, and railroad, marine and flight equipment,

•	all goods, stock in trade, wares and merchandise held for sale in the ordinary course of business,

•	fuel (including nuclear fuel assemblies), materials, supplies and other personal property consumable in the operation of our business,

•	portable equipment,

•	furniture and furnishings,

•	computers, machinery and equipment used exclusively for corporate administrative or clerical purposes,

•	electric energy, gas, steam, water and other products generated, produced or purchased,

•	substances mined, extracted or otherwise separated from the land and all rights thereto, leasehold interests, and

•	with certain exceptions, all property which is located outside of the State of South Carolina or Columbia County, Georgia. (Granting Clauses)

The Mortgage contains provisions subjecting (with certain exceptions and limitations and subject to the prior lien of a Class A Mortgage, if any, and the provisions of the U.S. Bankruptcy Code) after-acquired electric utility property to the lien of the Mortgage. (Granting Clauses) Notwithstanding the foregoing, it may be necessary to comply with applicable recording requirements to perfect such lien on after-acquired electric utility property.

The Mortgage provides that the Bond Trustee has a lien upon the property subject to the lien of the Mortgage, for the payment of its compensation and expenses. This Bond Trustee’s lien is prior to the lien on behalf of the holders of the Bonds. (Section 1607)

Issuance of Bonds

The maximum principal amount of Bonds which we may issue under the Mortgage is unlimited. Under the Mortgage, Bonds may be authenticated and delivered, upon receipt by the Bond Trustee of a supplemental indenture, a board resolution or an officer’s certificate pursuant thereto, together with a company order to the Bond Trustee, an opinion of counsel and an officer’s certificate, subject to the further requirements of the Mortgage described below. (Sections 201 and 301)

We may issue Bonds of any series from time to time on the basis of, and in an aggregate principal amount not exceeding the sum of:

•	the aggregate principal amount of Class A Bonds issued and delivered to the Bond Trustee and designated by us as the basis for such issuance,

•	70% of the amount of Unfunded Net Property Additions (generally defined as Property Additions (net of retirements) which have not been made or deemed to have been made the basis of the authentication and delivery of Bonds or used for other purposes under the Mortgage),

•	the aggregate principal amount of retired Bonds, and

•	cash deposited with the Bond Trustee. (Sections 101, 104 and 302 and Articles Four, Five and Six)

Property Additions are generally defined to include any property subject to the lien of the Mortgage (the “Mortgaged Property”) which we may elect to designate as such, except (with certain exceptions) goodwill, going concern value, intangible property or any property the cost of acquisition or construction of which is properly chargeable to an operating expense account. (Sections 101 and 104)

Based upon Property Additions certified to the Bond Trustee on December 19, 2017 as of November 30, 2017 (the last date of certification of Property Additions under the Mortgage), we have Unfunded Net Property Additions of approximately $753.8 million, sufficient to permit the issuance of approximately $527.6 million of additional Bonds on the basis thereof. At February 28, 2018, we had $491.0 million of credits from the retirement of Bonds under the Mortgage, which may be used as the basis for the authentication of additional Bonds under the Mortgage.

With certain exceptions in the case of Bonds issued on the basis of Class A Bonds and retired Bonds as described above, we can issue Bonds only if our Adjusted Net Earnings (as defined in the Mortgage) for 12 consecutive months within the preceding 18 months is at least twice the Annual Interest Requirements (as defined in the Mortgage) on:

•	all Bonds at the time outstanding,

•	the Bonds then applied for, and

•	all outstanding Class A Bonds, if any, other than Class A Bonds held by the Bond Trustee under the Mortgage. (Sections 103, 301, 302 and 501)

Release of Property

We may obtain the release of property from the lien of the Mortgage either upon the basis of an equal amount of Unfunded Net Property Additions or upon the basis of the deposit of cash or a credit for retired Bonds. We may also obtain the release of property upon the basis of the release of the property from the lien of a Class A Mortgage, if any. (Article Ten)

Withdrawal of Cash

We may withdraw cash deposited as the basis for the issuance of Bonds and cash representing certain payments in respect of Class A Bonds, if any, designated as the basis for the issuance of Bonds or the withdrawal of cash (“Designated Class A Bonds”) upon the basis of (1) Unfunded Net Property Additions in an amount equal to ten-sevenths of such cash, (2) an equal amount of retired Bonds or (3) an equal amount of Class A Bonds which are not Designated Class A Bonds. (Sections 601 and 1202) In addition, we may withdraw cash upon the basis of (a) an equal amount of Unfunded Net Property Additions, or (b) ten-sevenths of the amount of retired Bonds, or may apply such cash to (y) the purchase of Bonds (at prices not exceeding ten-sevenths of the principal amount thereof) or (z) the redemption or payment at stated maturity of Bonds. (Sections 601 and 1005)

Modification of Mortgage

We may, without the consent of any holders of outstanding Bonds, enter into supplemental indentures for, including but not limited to, the following purposes:

•	to add to our covenants for the benefit of the holders or to surrender a right or power conferred upon us in the Mortgage,

•	to correct or amplify the description of any property at any time subject to the lien of the Mortgage, or to subject to the lien of the Mortgage additional property,

•	to establish the form or terms of any series of Bonds,

•	to make any other changes to or eliminate provision of the Mortgage required or contemplated by the Trust Indenture Act, or

•	to make certain other modifications, generally of a ministerial or immaterial nature. (Section 1701)

We may amend the Mortgage for other purposes only with the consent of the holders of a majority in principal amount of the Bonds then outstanding, considered as one class, unless such amendment directly affects the rights of the holders of Bonds of one or more, but less than all, series, in which case only the consent of the holders of a majority in principal amount of the affected series of the Bonds then outstanding, considered as one class, need be obtained. However, without the consent of the holder of each affected outstanding Bond, we may not amend the Mortgage for the following purposes:

•	to change the stated maturity of the principal of, or any installment of principal of or interest on, any Bond or to reduce the principal amount, the interest rate of, any other amount payable in respect of or any premium payable on the redemption of any Bond;

•	to reduce the principal amount of any Bond which is a Discount Security (as defined in the Mortgage) that would be due upon a declaration of acceleration of that Bond’s maturity;

•	to change the currency of any payment of principal of or any premium or interest on any Bond;

•	to impair the right to institute suit for the enforcement of any payment on or with respect to any Bond after the stated maturity or redemption date of that Bond;

•	to permit the creation of any lien ranking prior to the lien of the Mortgage with respect to all or substantially all of the Mortgage Property or terminate the lien of the Mortgage on all or substantially all of the Mortgaged Property, or otherwise deprive such holder of the benefit of the security of the lien of the Mortgage;

•	reduce the percentage in principal amount of outstanding Bonds of any series for which the consent of the holders is required to modify or amend the Mortgage or to waive compliance with certain provisions of the Indenture, or reduce certain quorum or voting requirements of the Mortgage; or

•	to modify the foregoing requirements or reduce the percentage of outstanding Bonds necessary to modify other provisions of the Mortgage or waive any past default thereunder. (Section 1702)

Events of Default

Each of the following events is an Event of Default under the Mortgage:

•	We fail to make payments of principal or premium within three Business Days, or interest within 60 days, after the due date,

•	We fail to perform or breach any other covenant or warranty for a period of 90 days after notice,

•	We file for bankruptcy or certain other events involving insolvency, receivership or bankruptcy occur, or

•	We default under any Class A Mortgage. (Section 1101)

If an Event of Default occurs and is continuing, either the Bond Trustee or the Holders of 25% in principal amount of the Outstanding Bonds may declare the principal amount of all of the Outstanding Bonds to be immediately due and payable. After the declaration of acceleration has been made, but before the sale of any of the Mortgaged Property and before the Bond Trustee has obtained a judgment or decree for payment of money, the Event of Default giving rise to such declaration of acceleration will be deemed to be waived, and such declaration and its consequences will be rescinded and annulled, if we (a) pay to the Bond Trustee all overdue interest, principal and any premium on any Outstanding Bonds and (b) cure any other such Event of Default. (Sections 1102 and 1117)

The Holders of a majority in principal amount of the Outstanding Bonds may direct the time, method and place of conducting any proceeding for the enforcement of the Mortgage available to the Bond Trustee or exercising any trust or power conferred on the Bond Trustee. No Holder of any Bond has the right to institute any proceeding with respect to the Mortgage, or for the appointment of a receiver or for any other remedy thereunder, unless:

•	that Holder previously gave written notice of a continuing Event of Default to the Bond Trustee,

•	the Holders of a majority in principal amount of Outstanding Bonds have offered to the Bond Trustee reasonable indemnity against costs and liabilities and requested that the Bond Trustee take action,

•	the Bond Trustee declined to take action for 60 days, and

•	the Holders of a majority in principal amount of Outstanding Bonds have given no inconsistent direction during such 60-day period;

provided, however, that each Holder of a Bond has the right to enforce payment of that Bond when due. (Sections 1111, 1112 and 1116)

In addition to the rights and remedies provided in the Mortgage, the Bond Trustee may exercise any right or remedy available to the Bond Trustee in its capacity as the owner and holder of Class A Bonds, if any, which arises as a result of a default under any Class A Mortgage. (Section 1119)

Defeasance; Satisfaction and Discharge

Upon receipt by the Bond Trustee of moneys or Eligible Obligations (as defined in the Mortgage), or both, sufficient to pay when due the principal of and premium, if any, and interest, if any, due and to become due on the Bonds together with a company order and opinion of counsel required by the Mortgage, the holders of the Bonds or portions thereof in respect of which such deposit was made will no longer be entitled to the benefit of certain of our covenants under the Mortgage, and the Bond Trustee will, upon receipt of a company order as required by the Mortgage, will acknowledge in writing that such Bonds or portions thereof are deemed to have been paid for purposes of the Mortgage and that our entire indebtedness in respect of the Mortgage has been deemed to have been satisfied and discharged. Notwithstanding the satisfaction and discharge of any Bonds as described above, certain of our obligations and the obligations of the Bond Trustee shall survive. (Section 1301)

Restrictions on Payment of Dividends

The Mortgage prohibits us from declaring and paying dividends on any shares of our common stock except from either (1) the excess (the “Surplus”) of our net assets over our Capital (as defined herein) or (2) if there is no Surplus, our net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year; provided, that no dividends may be declared if and while our Capital is significantly impaired as described in the Mortgage. “Capital” is defined in the Mortgage to mean the part of the consideration we received for any shares of our capital stock as determined by our board of directors to be capital or, if our board has not made such a determination, the aggregate par amount of shares having a par value plus the amount of consideration for such shares without par value. All of the outstanding shares of our common stock are held of record by SCANA. (Section 711)

Evidence of Compliance and Indemnification of Bond Trustee

The Trust Indenture Act requires that we give the Bond Trustee, at least annually, a brief statement as to our compliance with the conditions and covenants under the Mortgage and periodically deliver reports, information and other documents to the Bond Trustee and file certain documents with the SEC. (Article Eight)

The Bond Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Mortgage at the request or direction of any Holder pursuant to the Mortgage, unless such Holder shall have offered to the Bond Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. (Section 1603)

Our Relationship with the Bond Trustee

The Bond Trustee and/or one or more of its affiliates, may be lenders under our, or our subsidiaries’ or affiliates’, credit agreements and may provide other commercial banking, investment banking and other services to us and/or our subsidiaries or affiliates. The Bond Trustee will be permitted to engage in other transactions with us and/or our subsidiaries or affiliates; however, if the Bond Trustee acquires any conflicting interest, as defined in the Trust Indenture Act, it must eliminate the conflict or resign.

BOOK-ENTRY SYSTEM

If provided in the applicable prospectus supplement, except under the circumstances described therein, we will issue each of the Notes or Bonds sold pursuant to this prospectus (the “Securities”) as one or more global certificates (each a “Global Certificate”), each of which will represent beneficial interests in the Securities. We will deposit those Global Certificates with, or on behalf of The Depository Trust Company, New York, New York (“DTC”) or another depository which we subsequently designate (collectively, the “Depository”) relating to the Securities, and register them in the name of a nominee of the Depository.

So long as the Depository, or its nominee, is the registered owner of a Global Certificate, the Depository or its nominee, as the case may be, will be considered the owner of that Global Certificate. We will make payments of principal of, any premium, and interest on the Global Certificate to the Depository or its nominee, as the case may be, as the registered owner of that Global Certificate. Except as set forth in the applicable prospectus supplement, owners of a beneficial interest in a Global Certificate will not be entitled to have any individual Securities registered in their names, will not receive or be entitled to receive physical delivery of any Securities and will not be considered the owners of Securities.

Accordingly, to exercise any of the rights of the registered owners of the Securities, each person holding a beneficial interest in a Global Certificate must rely on the procedures of the Depository. If that person is not a DTC participant, then that person must also rely on procedures of the DTC participant through which that person holds its interest.

PLAN OF DISTRIBUTION

We may sell securities to one or more underwriters or dealers for public offering and sale by them, or we may sell the securities described in this prospectus to investors directly or through agents. The prospectus supplement relating to the securities being offered will set forth the terms of the offering and the method of distribution, and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the name or names of any agents or underwriters;

•	the purchase price of the securities and the proceeds to us from the sale;

•	any underwriting discounts, sales commissions and other items constituting underwriters’ compensation;

•	any public offering price;

•	any commissions payable to agents;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only those underwriters identified in the applicable prospectus supplement are deemed to be underwriters in connection with the securities offered in the applicable prospectus supplement.

We may distribute the securities from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the applicable prospectus supplement specifies. We may sell securities through forward contracts or similar arrangements. In connection with the sale of securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

We may sell the securities directly or through agents we designate from time to time. Any agent involved in the offer or sale of the securities covered by this prospectus will be named in a prospectus supplement relating to such securities. Commissions payable by us to agents will be set forth in a prospectus supplement relating to the securities being offered. Unless otherwise indicated in a prospectus supplement, any such agents will be acting on a best-efforts basis for the period of their appointment.

Sales of the Common Stock may be made in transactions that are deemed to be “at the market” as defined in Rule 415 under the Securities Act, including sales made directly on The New York Stock Exchange or sales made to or through a market maker other than on an exchange.

Some of the underwriters, dealers or agents and some of their affiliates who participate in the securities distribution may engage in other transactions with, and perform other services for, us and our subsidiaries or affiliates in the ordinary course of business.

Any underwriting or other compensation which we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, and their controlling persons, and agents may be entitled, under agreements entered into with us, to indemnification against certain civil liabilities, including liabilities under the Securities Act.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this registration statement by reference from SCANA’s Annual Report on Form 10-K for the year ended December 31, 2017, and the effectiveness of SCANA’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which reports (1) express an unqualified opinion on the consolidated financial statements and financial statement schedule and includes an emphasis of matter paragraph regarding legal, legislative, and regulatory matters that may result in material impacts to results and the liquidity of the Company as a result of the abandoned Nuclear Project; and, (2) express an unqualified opinion on the effectiveness of internal control over financial reporting), which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements, and the related financial statement schedule, incorporated in this registration statement by reference from SCE&G’s Annual Report on Form 10-K for the year ended December 31, 2017, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report express an unqualified opinion on the consolidated financial statements and financial statement schedule and includes an emphasis of matter paragraph regarding legal, legislative, and regulatory matters that may result in material impacts to results and the liquidity of the Company as a result of the abandoned Nuclear Project), which is incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

VALIDITY OF THE SECURITIES

McNair Law Firm, P.A., of Columbia, South Carolina, and Jim Odell Stuckey, Esq., our Senior Vice President and General Counsel, will pass upon the validity of the securities for us. Troutman Sanders LLP, of Richmond, Virginia, may pass upon certain legal matters in connection with the securities for any underwriters, dealers or agents and, in passing upon such legal matters, Troutman Sanders LLP is entitled to rely as to all matters of South Carolina law upon the opinion of Jim Odell Stuckey, Esq. From time to time, Troutman Sanders LLP renders legal services to us and certain of our subsidiaries. Jim Odell Stuckey, Esq., will rely as to matters of New York law upon the opinion of Troutman Sanders LLP.

At February 28, 2018, Jim Odell Stuckey, Esq., owned beneficially approximately 1,016 shares of SCANA’s Common Stock, including shares acquired by the trustee under SCANA’s 401(k) Retirement Savings Plan by use of contributions made by Mr. Stuckey and earnings thereon and including shares purchased by that trustee by use of SCANA contributions and earnings thereon.

$

South Carolina Electric & Gas Company

$              First Mortgage Bonds,     % Series due

$              First Mortgage Bonds,     % Series due

PROSPECTUS    SUPPLEMENT

Joint Book-Running Managers

BofA Merrill Lynch

J.P. Morgan

Morgan Stanley

Wells Fargo Securities

Co-Managers

August    , 2018